UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________________________

SCHEDULE 14A
(Rule 14a-101)

________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

POSTAL REALTY TRUST, INC.

(Name of Registrant as Specified in its Charter)

______________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11.

75 Columbia Avenue
Cedarhurst, NY 11516

April 25, 2023

Dear Fellow Stockholders:

On behalf of the Board of Directors and management, I cordially invite you to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Postal Realty Trust, Inc. (the “Company”). The Annual Meeting will be held at 10:00 a.m. (Eastern Time) on June 9, 2023 at the Company’s principal executive offices at 75 Columbia Avenue, Cedarhurst, NY 11516. Details of the business to be presented at the Annual Meeting can be found in this Proxy Statement.

Your vote is important. We encourage you to review the proxy materials and hope you will vote as soon as possible. You may vote by proxy over the Internet or by telephone. If you receive a printed copy of the proxy materials by mail, you may vote by mail by following the instructions on the proxy card in the envelope provided. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend in person. Instructions regarding the three methods of voting are contained in this Proxy Statement and on the proxy card.

On behalf of the Board of Directors, we thank you for your ongoing support and investment in our Company.

Sincerely,

Andrew Spodek
Chief Executive Officer and Director

75 Columbia Avenue
Cedarhurst, NY 11516

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m. (Eastern Time) on June 9, 2023
PLACE	75 Columbia Avenue, Cedarhurst, NY 11516
ITEMS OF BUSINESS

(1)    To consider and vote upon the election of five directors nominated by the Company’s Board of Directors, each to serve until the 2024 Annual Meeting and until his or her successor is duly elected and qualifies;

(2) To consider and vote upon the ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2023; and
(3) To transact such other business as may properly be brought before the Annual Meeting and any adjournment, postponement or continuation thereof.
RECORD DATE

In order to vote, you must have been a stockholder of record at the close of business on April 14, 2023 (the “Record Date”) or a holder of a valid proxy from a stockholder of record as of the Record Date.

ADMISSION TO ANNUAL MEETING

Only the Company’s stockholders of record as of the close of business on the Record Date and beneficial owners who hold a legal proxy from the record owner as of the close of business on the Record Date may attend the Annual Meeting. Proof of ownership of the Company’s Class A common stock or Class B common stock, along with personal identification (such as a driver’s license or passport), must be presented in order to be admitted to the Annual Meeting. For further information on admission, please refer to the question entitled “What do I need to do to attend the Annual Meeting in person?” on page 3 of the Proxy Statement which follows this notice.

PROXY MATERIALS

We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to stockholders over the Internet. On or about April 25, 2023, we will begin mailing a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and how to vote over the Internet or how to request and return a proxy card by mail. Stockholders may request to receive a paper copy of the proxy materials and those who do so will subsequently be mailed the Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and a proxy card.

PROXY VOTING

Whether or not you plan to attend the Annual Meeting, your vote is important and we encourage you to vote promptly.

It is important that your shares are represented and voted at the Annual Meeting. You may authorize your proxy to vote your shares over the Internet by visiting www.proxyvote.com, by telephone as described on the proxy card accompanying this notice and the attached proxy statement or, if you receive a printed copy of the proxy materials by mail, by signing and returning the proxy card in the enclosed envelope. The Company recommends that you authorize a proxy to vote even if you plan to attend the Annual Meeting. You can authorize a proxy to vote online or by telephone at any time prior to 11:59 p.m., Eastern Time, on June 8, 2023. If you submit a proxy without giving instructions, your shares will be voted as recommended by the Board of Directors.

You may revoke your proxy and vote in person at the Annual Meeting by (1) executing and submitting a later dated proxy card by mail, (2) subsequently authorizing a proxy over the Internet or by telephone, (3) sending a written revocation of your proxy to the Company’s Secretary at its principal executive offices, or (4) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a duly executed proxy. Proxies submitted online or by telephone must be received by 11:59 p.m., Eastern Time, on June 8, 2023. Proxies submitted or revoked by mail must be received by the Company by 5:00 p.m., Eastern Time, on June 8, 2023.

We cordially invite you to attend the Annual Meeting, but regardless of whether you plan to be present, please authorize your proxy in one of the following ways:

(1)    VISIT THE WEBSITE noted on your proxy card or the Notice of Internet Availability of Proxy Materials to authorize your proxy via the Internet;

(2)    If you receive a printed copy of the proxy materials by mail, USE THE TOLL-FREE TELEPHONE NUMBER shown on your proxy card (this is a free call in the U.S.); or

(3)    If you receive a printed copy of the proxy materials by mail, MARK, SIGN, DATE AND PROMPTLY RETURN your proxy card in the envelope provided, which requires no additional postage if mailed in the U.S.

Any proxy may be revoked by you at any time prior to its exercise at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 9, 2023:

The Notice of 2023 Annual Meeting of Stockholders, Proxy Statement and our Annual Report on Form 10-K, which is our Annual Report to stockholders, are available on our website: http://www.postalrealtytrust.com, and at http://materials.proxyvote.com/73757R. Information on or connected to these websites is not deemed to be a part of this proxy solicitation or the Proxy Statement.

By Order of the Board of Directors,

Jeremy Garber President, Treasurer and Secretary April 25, 2023

75 Columbia Avenue
Cedarhurst, NY 11516

PROXY STATEMENT

i

2023 ANNUAL MEETING OF STOCKHOLDERS

Postal Realty Trust, Inc. is furnishing this Proxy Statement in connection with our solicitation of proxies to be voted at our 2023 Annual Meeting of Stockholders (the “Annual Meeting”). We will hold the Annual Meeting at the Company’s principal executive offices at 75 Columbia Avenue, Cedarhurst, NY 11516, on Friday, June 9, 2023 at 10:00 a.m. (Eastern Time) and any postponements, continuations or adjournments thereof. We are providing this Proxy Statement and the enclosed proxy card to our stockholders commencing on or about April 25, 2023.

Unless the context suggests otherwise, references in this Proxy Statement to the “Company,” “we,” “us” and “our” are to Postal Realty Trust, Inc., a Maryland corporation, together with our consolidated subsidiaries, including Postal Realty LP, a Delaware limited partnership of which we are the sole general partner and through which we conduct substantially all of our business (our “Operating Partnership”).

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will be asked to consider and act upon the following matters:

•        The election of five directors nominated by our Board of Directors (the “Board of Directors”) and listed in this Proxy Statement to serve until the 2024 Annual Meeting and until their successors are duly elected and qualify;

•        To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and

•        Such other business as may properly come before the Annual Meeting or any adjournment, continuation or postponement thereof.

We completed our initial public offering (our “IPO”) in May 2019, and we qualify as (i) an “emerging growth company” as defined in Section 3(a)(80) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) a “smaller reporting company” as defined in Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”). As a result, under Schedule 14A of the Exchange Act, we are exempt from the requirement to include in this Proxy Statement stockholder advisory votes on certain executive compensation matters, such as “say on pay” and “say on frequency”, and we qualify for certain scaled executive compensation requirements applicable to emerging growth companies and smaller reporting companies.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are permitted to furnish our proxy materials online to our stockholders by delivering a Notice of Internet Availability of Proxy Materials in the mail. Unless requested, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice of Internet Availability of Proxy Materials instructs you on how to access and review the Proxy Statement and our Annual Report by visiting http://materials.proxyvote.com/73757R. The Notice of Internet Availability of Proxy Materials also instructs you on how you may submit your proxy online, or how you can request a full set of proxy materials, including a proxy card to return by mail. If you received a Notice of Internet Availability of Proxy Materials in the mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials provided in the Notice of Internet Availability of Proxy Materials.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on April 14, 2023, the record date for the Annual Meeting (the “Record Date”), or their duly authorized proxies are entitled to attend and vote at the Annual Meeting.

If you hold your shares through a bank, broker or other nominee and intend to vote in person at the Annual Meeting, you will need to provide a legal proxy from your bank, broker or other holder of record.

What are the voting rights of stockholders?

Subject to the provisions of our charter regarding the restrictions on transfer and ownership of shares of our Class A common stock, $0.01 par value per share (our “Class A common stock”), and our Class B common stock, $0.01 par value per share (our “Voting Equivalency stock,” and together with our Class A common stock, our “Common Stock”), and except as may otherwise be specified in the terms of any other class or series of common stock, each outstanding share of Class A common stock entitles the holder to one vote and each outstanding share of Voting Equivalency stock entitles the holder to 50 votes on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of common stock, the holders of shares of Class A common stock and Voting Equivalency stock vote together as a single class, and possess the exclusive voting power, provided that the holders of Voting Equivalency stock have exclusive voting power with respect to an amendment to the charter that would materially and adversely affect any right or voting power of the Voting Equivalency stock. Our Voting Equivalency stock is designed to provide Mr. Spodek and his affiliates voting rights proportional to their economic interest in our Company, which they currently hold through units of limited partnership in our Operating Partnership (“OP Units”). There is no cumulative voting in the election of our Company’s directors.

How many shares are outstanding?

At the close of business on the Record Date, 19,910,439 shares of Class A common stock and 27,206 shares of Voting Equivalency Stock were issued and outstanding.

What constitutes a quorum?

The presence in person or by proxy of the stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present.

What is the difference between a “stockholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC (“AST”), our transfer agent and registrar, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

If you are a “street name” holder, you are considered the beneficial owner of shares held in street name and your broker or nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote your shares. You are also invited to attend the Annual Meeting and vote your shares in person; however, in order to vote your shares in person, you must provide us with a legal proxy from your bank, broker or other stockholder of record.

How do I vote?

If you are a registered stockholder, meaning that your shares are registered in your name, you have four voting options. You may vote:

•        over the Internet at the web address noted in the Notice of Internet Availability of Proxy Materials or the proxy card you received (if you have access to the Internet, we encourage you to vote in this manner);

•        by telephone using the number noted on the proxy card you received (if you received a proxy card);

•        by signing and dating your proxy card (if you received a proxy card) and mailing it in the prepaid, preaddressed envelope enclosed therewith; or

•        by attending the Annual Meeting and voting in person.

Please carefully follow the directions in the Notice of Internet Availability of Proxy Materials or the proxy card you received. Proxies submitted over the Internet or by telephone must be received by 11:59 p.m. (Eastern Time) on June 8, 2023. Proxies submitted by mail must be received by the Company by 5:00 p.m. (Eastern Time) on June 8, 2023.

If your shares are held in “street name” through a broker, bank or other nominee, please refer to your proxy card or the instructions provided by your broker, bank, or other nominee regarding how to vote your shares or to revoke your voting instructions. The availability of telephone and Internet voting depends on the voting processes of the broker, bank or other nominee. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. However, if you hold your shares in street name, you must obtain a legal proxy from your broker, bank or other nominee to be able to vote in person at the Annual Meeting.

Can I vote my shares in person at the Annual Meeting?

If you are a “stockholder of record,” you may vote your shares in person at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy from your broker, bank, trustee or nominee giving you the right to vote the shares at the Annual Meeting.

What do I need to do to attend the Annual Meeting in person?

Proof of stock ownership and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the Annual Meeting in person. If you wish to attend the Annual Meeting and vote in person, you may contact our Investor Resources at (516) 232-8900. Only stockholders who owned our Common Stock as of the close of business on April 14, 2023 are entitled to attend the Annual Meeting.

•        If your shares are registered in your name and you owned our Common Stock as of the close of business on April 14, 2023, you only need to provide some form of government-issued photo identification for admission.

•        If your shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the Annual Meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the Annual Meeting if you bring a recent bank or brokerage statement showing that you owned shares of our Common Stock on April 14, 2023.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or proxy card?

It means that you have multiple accounts with our transfer agent and/or with a broker, bank or other nominee. You will need to vote separately with respect to each Notice of Internet Availability of Proxy Materials or proxy card you received. Please vote all of the shares you own.

Can I change my vote after I have mailed in my proxy card?

You may revoke your proxy by doing one of the following:

•        by sending a written notice of revocation to our Secretary at 75 Columbia Avenue, Cedarhurst, NY 11516 so it is received prior to 5:00 p.m. (Eastern Time) on June 8, 2023, stating that you revoke your proxy;

•        by signing a later-dated proxy card and submitting it so it is received prior to the Annual Meeting in accordance with the instructions included in the proxy card(s);

•        subsequently authorizing a proxy online or by telephone; or

•        by attending the Annual Meeting and voting your shares in person. Attendance at the Annual Meeting will not, by itself, revoke a duly executed proxy.

How may I vote for each proposal?

Proposal 1 —

In the election of the five director nominees, you may vote “FOR” all nominees, “WITHHOLD” your vote as to all nominees, or “FOR” all nominees except those specific nominees from whom you “WITHHOLD” your vote. If a quorum is present at the Annual Meeting, each director will be elected by the vote of a plurality of the votes cast with respect to that director nominee’s election. Under the plurality standard, the number of individuals equal to the number of directorships to be filled who receive more votes than other nominees are elected to the board, regardless of whether they receive a majority of votes cast. Abstentions and broker non-votes, if any, are not treated as votes cast and thus will have no effect on the outcome of the vote on the election of directors, although they will be considered present for the purpose of determining the presence of a quorum. Under our Bylaws (our “Bylaws”), cumulative voting is not permitted.

Proposal 2 —

In the ratification of BDO USA, LLP as our independent registered public accounting firm, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If a quorum is present at the Annual Meeting, the proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes, if any, are not treated as votes cast and thus will have no effect on the outcome of the vote on this proposal, although they will be considered present for the purpose of determining the presence of a quorum.

None of the proposals, if approved, entitle stockholders to appraisal rights under Maryland law or our charter.

What are the Board of Directors’ recommendations on how I should vote my shares?

The Board of Directors unanimously recommends that you vote:

Proposal 1 —	For all of the Board of Directors’ five nominees for election as directors.
Proposal 2 —	For the proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

What if I authorize a proxy without specifying a choice on any given matter at the Annual Meeting?

If you are a stockholder of record as of the Record Date and you properly authorize a proxy (whether by Internet, telephone or mail) without specifying a choice on any given matter to be considered at the Annual Meeting, the proxy holders will vote your shares according to the Board of Directors’ recommendation on that matter. If you are a stockholder of record as of the Record Date and you fail to authorize a proxy or vote in person, assuming that a quorum is present at the Annual Meeting, it will have no effect on the result of the vote on any of the matters to be considered at the Annual Meeting.

What if I hold my shares through a broker, bank or other nominee?

If you hold your shares through a broker, bank or other nominee, under the rules of the New York Stock Exchange (the “NYSE”), your broker or other nominee may not vote with respect to certain proposals unless you have provided voting instructions with respect to that proposal.

How are abstentions and broker non-votes treated?

An abstention occurs when a stockholder affirmatively chooses not to vote on a proposal.

A “broker non-vote” occurs when a bank, broker or other holder of record holding shares of Common Stock for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Pursuant to Maryland law, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum.

Under the rules of the NYSE, brokerage firms may have the discretionary authority to vote their customers’ shares of Common Stock on certain routine matters for which they do not receive voting instructions, including the ratification of independent auditors, and thus brokers may vote at their discretion on Proposal 2 if they do not receive voting instructions from you on Proposal 2. Under the rules of the NYSE, Proposal 1 is not considered “routine” matters for purposes of broker discretionary voting and therefore brokers may not vote on Proposal 1 if they do not receive voting instructions from you on Proposal 1.

Abstentions and broker non-votes, if any, are not treated as votes cast and thus will have no effect on the outcome of the vote on these proposals.

What if I return my proxy card but do not provide voting instructions?

If you return a signed proxy card but do not provide voting instructions, your shares will be voted by the proxies identified in the proxy card as follows:

Proposal 1 —	For all of the Board of Directors’ five nominees for election as directors.
Proposal 2 —	For the proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

What happens if additional matters are presented at the Annual Meeting?

We know of no other matters other than the items of business described in this Proxy Statement that can be considered at the Annual Meeting. If other matters requiring a vote do arise, the persons named as proxies will have the discretion to vote on those matters for you.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc. (“Broadridge”) or one of its affiliates will act as the inspector of election and will tabulate votes.

Who pays the cost of this proxy solicitation?

We will pay the cost of preparing, assembling and mailing the proxy materials. We have retained Broadridge to assist us in the distribution of proxy materials and the passive solicitation of proxies. We expect to pay Broadridge approximately $40,000 in the aggregate for services rendered, including passively soliciting proxies, reviewing of proxy materials, disseminating of brokers’ search cards, distributing proxy materials, operating online and phone voting systems, receiving executed proxies and tabulation of results. We will also request banks, brokers and other holders of record to send the proxy materials to, and obtain proxies from, beneficial owners and will reimburse them for their reasonable expenses in doing so. We may retain the services of a proxy solicitation firm if, in the Board of Directors’ view, it is deemed necessary or advisable. Although we do not currently expect to retain such a firm, we estimate that the fees of such firm could be up to $12,500, plus out-of-pocket expenses, all of which would be paid by us.

How do I submit a stockholder proposal for inclusion in the proxy materials for next year’s annual meeting, and what is the deadline for submitting a proposal?

Shareholder Proposals for Inclusion in 2024 Proxy Statement Pursuant to SEC Rule 14a-8.    In order for a stockholder proposal to be properly submitted pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”) for presentation at our 2024 Annual Meeting and included in the proxy material for next year’s annual meeting, we must receive written notice of the proposal at our executive offices by December 27, 2023. A stockholder nomination of a person for election to our Board or a proposal for consideration at our 2024 Annual Meeting of Stockholders not intended to be included in our proxy statement pursuant to Rule 14a-8 must be submitted in accordance with the advance notice procedures and other requirements set forth in our Bylaws.

Other Shareholder Proposals and Nominations.    Pursuant to our Bylaws, we must receive timely notice of the nomination or other proposal in writing by not later than 5:00 p.m. (Eastern Time) on December 27, 2023, nor earlier than November 27, 2023. However, in the event that the 2024 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from the first anniversary of the date of the 2023 Annual Meeting, notice by the stockholder to be timely must be received no earlier than the 150th day prior to the date of the meeting and not later than 5:00 p.m. (Eastern Time) on the later of the 120th day prior to the date of the meeting or the 10th day following the date of the first public announcement of the meeting.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Secretary of the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 10, 2024.

Proposals should be sent via registered, certified or express mail to: 75 Columbia Avenue, Cedarhurst, NY 11516, Attention: Secretary. For more information regarding stockholder proposals, see “Stockholder Proposals and Nominations” below.

If I share my residence with another stockholder, how many copies of the Notice of Internet Availability of Proxy Materials should I receive?

We are sending only a single Notice of Internet Availability of Proxy Materials to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family, unless we have received instructions to the contrary from any stockholder at that address. This practice is known as “householding” and is permitted by rules adopted by the SEC and Maryland law. This practice reduces the volume of duplicate information received at your household and helps us to reduce costs. Each stockholder will continue to receive a separate proxy card or voting instructions card. We will deliver promptly, upon written request or oral request, a separate copy of: (i) the Notice of 2023 Annual Meeting of Stockholders, (ii) the Proxy Statement, with the accompanying annual letter, or (iii) the Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report on Form 10-K”), as applicable, to a stockholder at a shared address to which a single copy of the documents was previously delivered. If you received a single set of these documents for your household for this year, but you would prefer to receive your own copy, you may direct requests for separate copies in the future to the following address: Broadridge Financial Solutions, Inc. by telephone at 1-866-540-7095 or in writing at Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are a stockholder who receives multiple copies of our proxy materials, you may request householding by contacting us in the same manner and requesting a householding consent form.

What if I consent to have one set of materials mailed now but change my mind later?

You may withdraw your householding consent at any time by contacting Broadridge at the address and phone number provided above. We will begin sending separate copies of stockholders’ communications to you within 30 days of receipt of your instructions.

The reason I receive multiple sets of materials is because some of the shares belong to my children. What happens if they move out and no longer live in my household?

When we receive notice of an address change for one of the members of the household, we will begin sending separate copies of stockholder communications directly to the stockholder at his or her new address. You may notify us of a change of address by contacting Broadridge at the address and phone number provided above.

Other Information

The Annual Report on Form 10-K, which is our Annual Report to stockholders, is available at www.sec.gov and accompanies this Proxy Statement.

The Annual Report on Form 10-K may also be accessed through our website at http://www.postalrealtytrust.com by clicking on the “Investor” link. At the written request of any stockholder who owns our Common Stock as of the close of business on the Record Date, we will provide, without charge, additional paper copies of our Annual Report on Form 10-K, including the financial statements and financial statement schedule, as filed with the SEC, except exhibits thereto. If requested by eligible stockholders, we will provide copies of the exhibits for a reasonable fee. You can request copies of our Annual Report on Form 10-K by mailing a written request to:

Postal Realty Trust, Inc.
75 Columbia Avenue
Cedarhurst, NY 11516
Attention: Secretary

PROPOSAL NO. 1. ELECTION OF DIRECTORS

Our Bylaws provide that the number of directors shall be fixed by resolution of the Board of Directors, provided that there shall never be less than the minimum number required by Maryland law, nor more than 15. The Board of Directors has fixed the number of directors at five. All directors are elected until the next annual meeting of stockholders and until their successors are duly elected and qualify. Each nominee served on the Board of Directors as of the date hereof and no other director served on the Board of Directors in 2022. The Board of Directors, upon the recommendation of its Corporate Governance and Compensation Committee, has nominated Patrick R. Donahoe, Barry Lefkowitz, Jane Gural-Senders, Anton Feingold and Andrew Spodek for election at the Annual Meeting for a term to expire at the annual meeting of stockholders in 2024 and until their successors are duly elected and qualify.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES NAMED IN PROPOSAL NO. 1.

It is the intention of the persons named in the enclosed proxy, in the absence of a contrary direction, to vote for the election of all of the nominees named in Proposal No. 1. Should any of the nominees become unable or refuse to accept nomination or election as a director, the persons named as proxies intend to vote for the election of such other person as the Corporate Governance and Compensation Committee may recommend or our Board of Directors may reduce the number of directors to be elected at the Annual meeting. The Board of Directors knows of no reason why any of the nominees might be unable or refuse to accept nomination or election.

Nominees for Election

Information is set forth below regarding each of our Board of Directors’ five nominees.

Name	Age	Position(s)
Patrick R. Donahoe	67	Independent Chair of the Board of Directors
Barry Lefkowitz	61	Independent Director
Jane Gural-Senders	74	Independent Director
Anton Feingold	43	Independent Director
Andrew Spodek	47	Chief Executive Officer and Director

Patrick R. Donahoe

Patrick R. Donahoe has been a director of the Company since May 2019. He was named the 73rd Postmaster General of the United States in October 2010, serving until his retirement in 2015. Mr. Donahoe was a 39-year veteran of the USPS, starting as a postal clerk in Pittsburgh, Pennsylvania in 1975. Prior to his appointment as Postmaster General, Mr. Donahoe served as the 19th Deputy Postmaster General. Mr. Donahoe has a degree in economics from the University of Pittsburgh and an MBA from the Massachusetts Institute of Technology. Mr. Donahoe is also a director of SG360, an industry-leading print and direct marketing solutions provider.

Mr. Donahoe brings to our Board of Directors valuable prior experience as the Postmaster General of the United States and his 39-year career with the USPS and also experience overseeing technology and cybersecurity from his principal occupation or other professional experience.

Barry Lefkowitz

Barry Lefkowitz has been a director of the Company since May 2019. He has served as the President and Chief Executive Officer of Huntington Road Advisors LLC, a real estate investment and advisory firm, since 2014, and is the Co-Founder of HMC Real Estate Services LLC, an investment and management firm focused on value-add industrial and flex/office properties. He was a member of the board of ShopOne Centers REIT Inc. a leading owner, operator and manager of high-quality grocery-anchored shopping centers from 2018 to 2022. In 2016, Mr. Lefkowitz served as Interim Chief Financial Officer of Brixmor Property Group Inc. (NYSE: BRX), owner of the nation’s largest wholly-owned portfolio of grocery-anchored community and neighborhood shopping centers. He previously served as Executive Vice President and Chief Financial Officer of Mack-Cali Realty Corporation (NYSE: CLI) from 1996 to 2014 where he was responsible for overseeing the company’s investor relations activities as well as strategic financial planning and forecasting, financial accounting and reporting, and capital markets activities. Additionally, Mr. Lefkowitz led the company’s property management and asset management operations beginning in 2004. He served as a Vice President at Mack-Cali Realty Corporation from 1994 to 1997. Prior to joining Mack-Cali Realty Corporation, Mr. Lefkowitz served as a Senior Manager at Deloitte LLP, specializing in real estate. He is a graduate of Brooklyn College and a member of the American Institute of Certified Public Accountants.

Mr. Lefkowitz brings to our Board of Directors his prior experience in a variety of management, financial and accounting roles at other public companies.

Jane Gural-Senders

Jane Gural-Senders has been a director of the Company since May 2019. She is an executive director and principal of GFP Real Estate LLC, a family real estate company, which owns and manages a portfolio of approximately 50 properties comprising over 11 million square feet primarily in the New York City metropolitan area. The firm also handles third-party services for over 20 properties comprising over 3 million square feet. She is a past president of the Gural JCC (Greater Five Towns, Long Island, NY) and presently is a member of the board of that organization. She also is a board member of the American Associates Ben-Gurion University of the Negev (AABGU); The Flatiron of 23rd Street Partnership Business Improvement District; and the Real Estate Committee for the Yeshiva University. Ms. Senders graduated from New York University with a Master of Social Work degree.

Ms. Gural-Senders brings to our Board of Directors valuable experience in commercial real estate and leasing.

Anton Feingold

Anton Feingold has been a director of the Company since May 2019. He is a Partner and Associate General Counsel in the Legal Group of Ares Management. He also serves as General Counsel, Vice President and Secretary of Ares Commercial Real Estate Corporation (NYSE: ACRE), Assistant Secretary of Ares Management Corporation (NYSE: ARES) and Vice President and Assistant Secretary of CION Ares Diversified Credit Fund. Prior to joining Ares Management in 2014, Mr. Feingold was an attorney with Clifford Chance LLP, where he was a member of the firm’s capital markets and real estate departments, specializing in corporate finance and real estate transactions, as well as general securities law, corporate and regulatory matters. Mr. Feingold graduated from University of Birmingham with a Bachelor of Laws (LL.B Honors) and received a Postgraduate Diploma in Legal Practice at BPP University in London, England.

Mr. Feingold brings to our Board of Directors valuable legal experience in the real estate and real estate capital markets areas.

Andrew Spodek

Andrew Spodek is our chief executive officer and is a member of our Board of Directors. Mr. Spodek was the founder and chief executive officer of our predecessor management entity, Nationwide Postal Management, Inc. (“NPM”), one of our predecessor entities. Mr. Spodek has over 20 years of experience exclusively focused on investing in and managing post office properties. Prior to founding NPM, Mr. Spodek led acquisitions and property management for his family’s private real estate investment activities. Mr. Spodek sits on the Board of Directors of the Association of United States Postal Lessors. Mr. Spodek earned an M.S. in Real Estate from New York University and a B.B.A. in Finance & International Management from Boston University.

Mr. Spodek brings to our Board of Directors extensive experience acquiring and managing post office properties and his extensive experience and relationships with postal property owners.

Board of Directors and Committees

Our shares of Class A common stock are listed on the NYSE under the symbol “PSTL” and we are subject to the NYSE listing standards. We have adopted corporate governance guidelines and charters for the Audit Committee and Corporate Governance and Compensation Committee of the Board of Directors intended to satisfy NYSE listing standards. We have also adopted a code of business conduct and ethics for our directors and officers intended to satisfy NYSE listing standards and the definition of a “code of ethics” set forth in applicable SEC rules. Our corporate governance guidelines, code of business conduct and ethics and these charters are available on our website at http://www.postalrealtytrust.com.

We operate under the direction of our Board of Directors. Our Board of Directors is responsible for the overall management and control of our affairs, including the investment decisions involving the acquisitions of properties. Our Board of Directors has approved our objectives and strategies on investments and borrowing. The directors may establish further written objectives and strategies on investments and borrowings, or modify existing strategies and objectives, and will monitor our administrative procedures, investment operations and performance.

We currently have five directors, four of whom our Board of Directors have determined are independent directors under standards established by the SEC and the NYSE. Our independent directors are Patrick R. Donahoe, Barry Lefkowitz, Jane Gural-Senders and Anton Feingold. Directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies.

Role of the Board of Directors in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors administers this oversight function directly, with support from its two standing committees, the Audit Committee and the Corporate Governance and Compensation Committee, each of which addresses risks specific to their respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Corporate Governance and Compensation Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct, and assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Cybersecurity Oversight

Oversight of cybersecurity is an integral part of the Board of Directors’ and the Audit Committee’s risk management process. Our employees receive training at least annually on cybersecurity best practices and we regularly test our employees for information security awareness and adherence to our information security recommendations. We work with external service providers to identify potential risks and mitigate their potential impact, including through training programs, maintenance of backup systems and redundancy and simulated phishing exercises. We also maintain a standalone cybersecurity policy as a component of our overall insurance coverage. Our executive team meets on at least a quarterly basis to review and oversee our cybersecurity and IT framework and updates the Audit Committee and the Board of Directors at least twice a year with respect to key developments and updates relating to our cybersecurity measures and practices. To our knowledge, we have not experienced any information security breach in the last three years or otherwise. As such, we have not incurred any material expenses from cybersecurity breaches or any expenses from penalties or settlements related to a cybersecurity breach during that time.

Commitment to Good Corporate Governance

We believe a company’s reputation for integrity and serving its stockholders responsibly is critical. We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:

•        Our Board of Directors is not classified, with each of our directors subject to election annually;

•        Of the five persons who serve on our Board of Directors, our Board of Directors has determined that four of our directors satisfy the listing standards for independence of the NYSE and Rule 10A-3 under the Exchange Act;

•        One of our directors qualifies as an “audit committee financial expert” as defined by the SEC;

•        We comply with the requirements of the NYSE listing standards, including having board committees comprised solely of independent directors;

•        We have adopted a stock ownership policy for our named executive officers and independent directors which will further align their interests with those of our stockholders;

•        We have opted out of the business combination and control share acquisition statutes in the Maryland General Corporation Law;

•        We do not have a stockholder rights plan;

•        Our Chair of the Board of Directors is separate from our Chief Executive Officer;

•        Our Board of Directors and its committees conduct annual self-evaluations;

•        Our independent directors hold regular executive sessions without management present, presided over by our independent Chair;

•        Although we have dual class stock, our Voting Equivalency stock is designed to provide Mr. Spodek and his affiliates voting rights proportional to their economic interest in our Company, which they currently hold through OP Units received in connection with our formation transactions;

•        We do not allow our management or directors to engage in hedging transactions in our equity securities;

•        We have adopted an anti-pledging policy that prohibits our management and directors from pledging our equity securities as collateral for a loan or holding our equity securities in a margin account, except in very limited circumstances and with prior approval pursuant to the policy;

•        We have adopted a board diversity policy to promote the inclusion of different industry experience, skills, knowledge, business relationships, backgrounds and orientations on the Board of Directors;

•        We have adopted an incentive compensation recoupment policy applicable to our executive officers; and

•        We do not provide our management with pensions or any other enhanced benefit programs.

Our directors stay informed about our business by attending meetings of our Board of Directors and its committees and through supplemental reports and communications.

The Board of Directors currently has a standing Audit Committee and Corporate Governance and Compensation Committee. The directors who serve on these committees and the current chair of these committees are set forth below:

Board Member	Audit	Corporate Governance and Compensation	Board
Andrew Spodek			X
Patrick R. Donahoe	X		Chair
Anton Feingold	X	Chair	X
Barry Lefkowitz	Chair	X	X
Jane Gural-Senders		X	X

The Board of Directors held a total of seven meetings during 2022. The number of meetings held by each committee and the Board of Directors during 2022 is set forth below:

	Audit	Corporate Governance and Compensation	Board
Number of Meetings	7	8	7

During 2022, all incumbent directors who served in 2022 attended at least 75% of the aggregate of:

•        the total number of meetings of the Board of Directors held during the period for which the director had been a director; and

•        the total number of meetings held by all committees of the Board of Directors on which the director served during the periods that the director served.

All of the Company’s then-directors attended the 2022 Annual Meeting of stockholders. Our corporate governance guidelines provide that directors are invited and encouraged to attend our annual meeting of stockholders.

Annual Board of Directors Evaluations

Pursuant to our corporate governance guidelines and the charter of the Corporate Governance and Compensation Committee, the Corporate Governance and Compensation Committee oversees an annual evaluation of the performance of the Board of Directors and each of its committees. The evaluation process is designed to assess the overall effectiveness of the Board of Directors and its committees and to identify opportunities for improving the operations and procedures of the Board of Directors and each committee. The process is meant to solicit ideas from directors about (i) improving prioritization of issues, (ii) improving quality of management presentations, (iii) improving quality of Board of Directors or committee discussions on key matters, (iv) identifying specific issues that should be discussed in the future, and (v) identifying any other matters of importance to the functioning of the Board of Directors or committees. The annual evaluations are generally conducted in the second quarter of each calendar year and the results of the annual evaluation are reviewed and discussed by the Board of Directors.

Board Refreshment and Nomination Process

Board refreshment is important to the Company. On an annual basis, the Corporate Governance and Compensation Committee (i) assesses the needs and composition of the Board of Directors as a whole, including with respect to diversity, (ii) evaluates all current directors and (iii) considers the nomination of all directors whose terms expire at the next annual meeting of stockholders. The Corporate Governance and Compensation Committee will also consider new candidates whenever there is a vacancy or whenever a vacancy is anticipated due to a change in the size or composition of the Board of Directors, a retirement of a director or for any other reason. In addition to considering incumbent directors, the Corporate Governance and Compensation Committee may identify director candidates based on recommendations from the directors and executive officers and may engage the services of third-party search firms to assist in identifying or evaluating director candidates.

Anti-Hedging and Anti-Pledging Policy

The Company has an anti-hedging policy applicable to directors, officers and employees. The policy prohibits directors, officers and employees from engaging in, among other things, short sales, hedging or monetization transactions, such as forward sale contracts, equity swaps, collars, and transactions with exchange funds, or trading in puts, calls, or options, or other derivative securities with respect to the Company’s securities. The Company believes that prohibiting these types of transactions will help ensure that the economic interests of all directors, officers and employees will not differ from the economic interests of the Company’s stockholders. In addition, the Company has an anti-pledging policy that prohibits directors, officers and employees from pledging the Company’s securities as collateral for a loan or holding Company securities in a margin account, except in very limited circumstances and with prior approval pursuant to the policy.

Incentive Compensation Recoupment Policy

In April 2022, our Board of Directors adopted an incentive compensation recoupment policy that enables the Board of Directors to recover performance-based cash and equity incentive compensation paid to certain current or former executive officers in the event of a restatement of our financial results in certain circumstances. Specifically, the policy provides that if we are required to restate our financial statements due to material non-compliance by the Company with any financial reporting requirement under the federal securities laws (other than a restatement due to changes in accounting rules or standards or changes in applicable law) and a lower incentive-based compensation award would have been made to one of more executive officers based on the restated financial results, then the Board of Directors is entitled to recover the overpayment. The policy permits clawback from any executive officer who received an overpayment, irrespective of whether the executive contributed to the fraud or intentional misconduct. The policy applies to any overpayment received after April 2022, based on the affected consolidated financial statements for up to three years after an incentive-based compensation award is earned.

Board of Directors Committees

Our Board of Directors has established two standing committees: an Audit Committee and a Corporate Governance and Compensation Committee. The principal functions of each committee are described below. We intend to comply with the listing requirements and other rules and regulations of the NYSE, as amended or modified from time to time, and each of these committees is comprised exclusively of independent directors. Additionally, our Board of Directors may from time to time establish certain other committees to facilitate the management of our company.

Audit Committee

Our Audit Committee is comprised of Patrick R. Donahoe, Anton Feingold and Barry Lefkowitz, with Barry Lefkowitz serving as chair. We believe that Barry Lefkowitz qualifies as an “audit committee financial expert” as that term is defined by the applicable SEC regulations and NYSE corporate governance listing standards. Our Board of Directors has determined that each of the Audit Committee members is independent in compliance with applicable SEC and NYSE rules and “financially literate” as that term is defined by the NYSE corporate governance listing standards. Our Audit Committee charter, which is available on our corporate website at http://www.postalrealtytrust.com, details the principal functions of the Audit Committee, including oversight related to:

•        our accounting and financial reporting processes;

•        the integrity of our consolidated financial statements and financial reporting process;

•        our systems of disclosure controls and procedures and internal control over financial reporting;

•        our compliance with financial, legal and regulatory requirements;

•        the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;

•        the performance of our internal audit function; and

•        our overall risk profile, including cybersecurity and data privacy.

The Audit Committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee also prepares the Audit Committee report required by SEC regulations to be included in our annual proxy statement.

Corporate Governance and Compensation Committee

Our Corporate Governance and Compensation Committee is comprised of Anton Feingold, Barry Lefkowitz and Jane Gural-Senders, with Anton Feingold serving as chair. Our Corporate Governance and Compensation Committee is composed only of directors who are independent in compliance with NYSE rules. In fulfilling its responsibilities, the Corporate Governance and Compensation Committee is permitted to form and delegate authority to subcommittees when appropriate. Our Corporate Governance and Compensation Committee charter, which is available on our corporate website at http://www.postalrealtytrust.com, details the principal functions of the Corporate Governance and Compensation Committee, including:

•        identifying and recommending to the full Board of Directors qualified candidates for election as directors and recommending nominees for election as directors at the annual meeting of stockholders;

•        developing and recommending to the Board of Directors corporate governance guidelines and implementing and monitoring such guidelines;

•        reviewing and making recommendations on matters involving the general operation of the Board of Directors, including board size and composition, and committee composition and structure;

•        recommending to the Board of Directors nominees for each committee of the Board of Directors;

•        overseeing the Company’s Environmental (including climate change), Social and Governance (“ESG”) initiatives and receiving regular updates regarding strategy, practices and performance;

•        overseeing the Company’s human capital and diversity and inclusion policies and initiatives;

•        annually facilitating the assessment of the Board of Directors’ performance as a whole and of the individual directors, as required by applicable law, regulations and the NYSE corporate governance listing standards;

•        overseeing the Board of Directors’ evaluation of management;

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration of our chief executive officer based on such evaluation;

•        reviewing and approving the compensation of all of our other officers;

•        reviewing our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

In identifying and recommending nominees for directors, the Corporate Governance and Compensation Committee may consider, among other factors: whether the individual meets the requirements for independence; the individual’s general understanding of the various disciplines relevant to the success of a publicly-traded company in today’s business environment; the individual’s understanding of the Company’s business and markets; and the individual’s professional expertise and educational background. Nominees recommended by stockholders will be evaluated in the same manner as those recommended by our Corporate Governance and Compensation Committee.

Board Diversity Policy

Under the board diversity policy adopted by our Board of Directors in April 2022, the Corporate Governance and Compensation Committee will take into account a director candidate’s industry experience, skills, knowledge, business relationships, opinions on issues important to the Company’s performance, growth and sustainability, and similar qualifications. In addition, the Corporate Governance and Compensation Committee will assess and take into account each candidate’s personal characteristics, including gender, sexual orientation, gender identity, ethnicity, race, age, religion, geographic location, nationality and other factors relevant to the Board of Directors and the Company. The Corporate Governance and Compensation Committee may also review and assess the overall composition of candidates identified to fill open director positions and will periodically review the composition of the then current Board of Directors to determine the diversity of the Board of Directors over time. A copy of the Company’s board diversity policy is available on our corporate website at http://www.postalrealtytrust.com.

Stock Ownership Policy

Our Board of Directors adopted the stock ownership policy described below for independent directors and named executive officers of the Company in April 2022 (the “Ownership Policy Adoption Date”) to more closely align the interests of management and directors with the interests of stockholders.

Our stock ownership policy provides that each named executive officer and director subject to the policy must meet the requirement within five years of the Ownership Policy Adoption Date if a director or an officer is subject to the policy at adoption, and within five years of becoming subject to the policy otherwise. If an officer or director has not attained the required goal after the specified period, the individual shall not be required to purchase shares of our Class A common stock in the open market, but instead is required to retain 100% of the net after tax (and any applicable exercise costs) amount of any equity held, and subsequently awarded, until such goal is met. Shares of our Class A common stock held outright and shares held through our 401(k) plans are counted for purposes of meeting the policy as well as any shares held indirectly if the individual has an economic interest in the shares. In addition, OP units and long term-incentive units of our Operating Partnership (“LTIP units”) owned directly will be counted for purposes of our stock ownership policy. Stock options and performance-based awards are not counted in the ownership calculation. None of our executive officers or directors held or exercised any stock options.

Executive Officers/Directors	Ownership Policy
Chief Executive Officer	6x Annual Base Salary
Other Named Executive Officers	3x Annual Base Salary
Independent Directors	5x Annual Cash Retainer

Corporate Responsibility and Sustainability

We recognize the importance of ESG issues and incorporate ESG considerations into our business practices and decision-making processes. We have established a multi-disciplinary ESG committee, including several senior executives, steering our ESG program, which is overseen by our Corporate Governance and Compensation Committee. We believe the growth and sustainability of our business depends on a broad array of factors, including a continuing focus on investments in our people, ethics and integrity, and corporate responsibility.

Environmental Responsibility

•        Sustainability-linked pricing incentive in our credit facilities

•        Application of energy efficient measures in our corporate office, include enhanced air filtration and water conservation to provide a healthy environment for our workforce

•        Commitment to investments and upgrades across our portfolio with a focus on environmental stewardship, such as a program in place to convert all lights and fixtures to LED

•        Use of proactive maintenance platform to monitor property conditions, preventing building decay and environmental risks

Social Responsibility

•        Focused on ensuring our employee welfare, health, and development in the corporate office

•        Commitment to diversity, equity and inclusion in our workplace

•        Offer our employees a competitive, comprehensive benefit package and regular training sessions to promote education. See “— Human Capital Resource Management” below

•        Preservation and protection of USPS facilities dedicated by U.S. Congress in honor of individuals

•        Dedicated to giving back locally through company sponsored community service events

Corporate Governance

•        Non-Executive Chair of the Board, 80% of the Board of Directors are independent directors and 20% of the Board of Directors are female

•        Reporting and disclosure with an emphasis on transparency

•        Opted out of Maryland anti-takeover provisions

•        No stockholder rights plan

•        See “— Commitment to Good Corporate Governance” above for other highlights

Disclosure Committee

We maintain a disclosure committee consisting of members of our executive management and senior staff. The purpose of the disclosure committee is to oversee our disclosure controls and assist our chief executive officer and chief financial officer in making the required certifications in SEC reports. The disclosure committee was established to bring together on a regular basis our senior executives and representatives from our core business involved in the preparation of our financial statements to discuss any issues or matters of which the committee members are aware that should be considered for disclosure in our public SEC filings and review our draft periodic SEC reports prior to filing. The disclosure committee reports to our chief executive officer and chief financial officer and, as appropriate, to the Audit Committee. The disclosure committee has adopted a written charter to memorialize its purpose and procedures and meets quarterly and otherwise as needed.

Human Capital Resource Management

As of December 31, 2022, we employed 42 full-time employees. Our employees are primarily located at our corporate office in Cedarhurst, New York. As of December 31, 2022, 31% of our employees, 20% of our named executive officers and key employees (defined as all employees with a title of vice president and higher) and 20% of the members of our Board of Directors were female and 21% of our employees identified as a member of an ethnic and/or racial minority group.

Our human capital goals are focused on identifying, recruiting, retaining, developing, incentivizing and integrating our existing and prospective employees. We endeavor to maintain workplaces that are free from discrimination or harassment on the basis of color, race, sex, national origin, ethnicity, religion, age, disability, sexual orientation, gender identification or expression or any other status protected by applicable law. The basis for any recruitment, hiring, development, training, compensation and advancement at the Company are qualifications, performance, skills and experience. We believe our employees are fairly compensated, and compensation and promotion decisions are made without regard to gender, race and ethnicity. Employees are routinely recognized for outstanding performance.

We maintain both cash- and equity-based compensation programs designed to attract, retain and motivate our employees. We recognize the importance of the health, safety and environmental well-being of our employees, and are committed to providing and maintaining a healthy work environment. We offer a comprehensive benefits program as well as a 401(k) program, flexible spending accounts, income protection through our sick pay and long-term disability policies, paid vacation, paid maternity and paternity leave and holiday and personal days to balance work and personal life. In addition to our benefits program, we offer a number of work life enhancements at our corporate headquarters, including, but not limited to, healthy snacks and ergonomic workstations. We encourage our employees to take advantage of various internal training opportunities and those provided by outside service providers to the extent these are business related. All corporate employees, including members of our management team, receive periodic training about our business, the Company’s structure and the important laws and policies that affect the Company. In addition, many of our employees hold professional licenses and we encourage them to, and reimburse them, for qualified ongoing continuing professional education. We also provide all of our employees with biannual performance and career development reviews.

Audit Committee Report

In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022:

•        The Audit Committee of the Company’s Board of Directors has reviewed and discussed the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 with the Company’s management and BDO USA, LLP, the Company’s independent registered public accounting firm;

•        Prior to the commencement of the audit, the Audit Committee discussed with the Company’s management and independent registered public accounting firm the overall scope and plans for the audit. The Audit Committee discussed with the independent registered public accounting firm, with and without management present, the results of their audit and reviews, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the consolidated financial statements.

•        The Audit Committee has discussed with the Company’s independent registered public accounting firm, BDO USA, LLP, the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

•        The Audit Committee has received the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the PCAOB regarding BDO USA, LLP’s communications with the Audit Committee concerning independence, and has discussed with BDO USA, LLP the independence of BDO USA, LLP and satisfied itself as to BDO USA, LLP’s independence; and

•        Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022.

The Audit Committee has provided this report. This report shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act and the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

The Audit Committee of the Board of Directors:
Barry Lefkowitz, Chair
Patrick R. Donahoe
Anton Feingold

Board Leadership Structure

The Board of Directors believes that it is in the best interests of the Company that the roles of Chief Executive Officer and Chair of the Board of Directors be separated in order for the individuals to focus on their primary roles. The Company’s Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chair of the Board of Directors provides guidance to the Company’s Chief Executive Officer, presides over meetings of the full Board of Directors and sets the agenda for Board of Directors meetings.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a code of business conduct and ethics that applies to our officers, directors and employees. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

•        honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•        full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•        compliance with applicable laws, rules and regulations;

•        prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•        accountability for adherence to the code of business conduct and ethics.

Our code of business conduct and ethics also prohibits corruption in all its forms. Our officers, directors and employees are prohibited from offering or accepting gifts or entertainment where doing so would gain an unfair advantage or violate any laws or regulations, including under the U.S. Foreign Corrupt Practices Act, which prohibits giving anything of value, directly or indirectly, to officials of foreign governments or foreign political candidates in order to obtain or retain business, and similar federal, state and local rules, as well as those of foreign governments. We provide regular training on our code of business conduct and ethics to our employees. Any waiver of the code of business conduct and ethics for our executive officers or directors must be approved by a majority of our independent directors, and any such waiver shall be promptly disclosed as required by law or NYSE regulations. Our code of business conduct and ethics is publicly available on our website at http://www.postalrealtytrust.com and in print to any stockholder who requests a copy.

Corporate Governance Guidelines

Our Board of Directors adopted corporate governance guidelines that serve as a flexible framework within which our Board of Directors and its committees operate. These guidelines cover a number of areas including the size and composition of our Board of Directors, Board of Directors membership criteria and director qualifications, director responsibilities, Board of Directors agenda, roles of the Chair of the Board of Directors and chief executive officer, meetings of independent directors, committee responsibilities and assignments, Board of Directors member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. Our Corporate Governance and Compensation Committee reviews our corporate governance guidelines at least once a year and, if necessary, recommend changes to our Board of Directors. Additionally, our Board of Directors adopted independence standards as part of our corporate governance guidelines. A copy of our corporate governance guidelines is posted on our website at http://www.postalrealtytrust.com.

Whistleblower Policy

Our Board of Directors has adopted a whistleblower policy, which establishes procedures for (i) the reporting and treatment of complaints regarding irregularities and suspected wrongdoings with respect to accounting, internal accounting controls or auditing matters and violations of or misconduct with respect to applicable laws and regulations involving the Company, and (ii) the confidential, anonymous submission of such complaints by employees of the Company. In order to facilitate the submission of such complaints, we have implemented a secure whistleblower hotline and email address. The whistleblower hotline and email address are available for the anonymous submission of complaints. Since implementation of the whistleblower policy, we have not received any material complaints or submissions through our whistleblower reporting process.

Stakeholder Outreach and Engagement

Our senior management team engages with our primary stakeholders throughout the year in a variety of forums. Our primary stakeholders include our stockholders, our tenants, our lenders, our employees and other owners of postal properties. Our engagements are tailored to each group, as applicable, and generally include conferences or one-on-one communication and discussions relating to performance, business initiatives and contractual considerations and further development of our ongoing partnerships. In 2022, we held over 70 meetings with stockholders in 2022 and analysts covering a wide variety of topics, including business strategy, drivers of growth and corporate governance. We also hold regular meetings with our tenants, including site visits from time to time, to monitor and discuss our performance, tenant satisfaction and property maintenance. For our employees, we hold one-on-one engagements, Q&A sessions with executive team members and mid-year and year-end review meetings to monitor and discuss employee satisfaction and performance, compensation and benefits and career development and training. Our open door policy also encourages employees to offer opinions or raise concerns informally. We believe that engaging in stakeholder outreach is an essential element of strong corporate governance and we strive for a collaborative approach on issues of importance to our stakeholders. In developing our approach to stakeholder engagement, our principal goal is to develop strong relationships with our significant stakeholders that will allow us to understand those issues that are most meaningful to them, thereby giving us insight into stakeholder support of any initiatives and strategies that we may propose to implement in furtherance of our long-term growth, governance and corporate initiatives. During 2022 and in 2023 to date, except for membership dues for the National Association of Real Estate Investment Trusts, the Company did not expend corporate resources for political advocacy purposes.

Communications with the Board of Directors

Stockholders and other interested parties who wish to communicate with the Board of Directors or any of its committees may do so by writing to the Chair of the Board, Board of Directors of Postal Realty Trust, Inc., c/o Secretary, 75 Columbia Avenue, Cedarhurst, New York 11516. The Secretary will review all communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board of Directors and its committees are to be forwarded to the Chair of the Board. Communications that relate to matters that are within the scope of responsibility of one of the Board committees are also to be forwarded to the chair of the appropriate committee. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any director who wishes to review them.

PROPOSAL NO. 2. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

On April 24, 2023, the Audit Committee approved appointing BDO USA, LLP to serve as the Company’s independent public accountants for the fiscal year ending December 31, 2023. BDO USA, LLP has served as our independent public accountants since 2017.

We are asking our stockholders to ratify the appointment of BDO USA, LLP as our independent registered public accountants for our fiscal year ending December 31, 2023. Although ratification is not required by our Bylaws or otherwise, the Board of Directors is submitting the appointment of BDO USA, LLP to our stockholders for ratification as a matter of good corporate practice. In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee. Even if the appointment is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. A representative of BDO USA, LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPOINTMENT OF BDO USA, LLP TO AUDIT THE FINANCIAL STATEMENTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

Audit Fees

The following table presents the aggregate fees billed by BDO USA, LLP for each of the services listed below for the years ended December 31, 2022 and 2021.

	2022	2021
Audit Fees(1)	$1,029,500	$948,160
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$1,029,500	$948,160

____________

(1)      Audit fees consisted of the aggregate fees billed for professional services rendered by BDO USA, LLP in connection with its audit of our consolidated financial statements, reviews of our quarterly reports on Form 10-Q, preparation of consents and certain additional services associated with our securities offerings.

Pre-Approval Policies and Procedures of our Audit Committee

Exchange Act rules generally require any engagement by a public company of an accountant to provide audit or non-audit services to be pre-approved by the Audit Committee of that public company. This pre-approval requirement is waived with respect to the provision of services other than audit, review or attest services if certain conditions set forth in Rule 2-01(c)(7)(i)(C) of Regulation S-X are met.

All of the audit and audit-related services described above were pre-approved by the Audit Committee in accordance with the Audit Committee charter and pre-approval policy of the Audit Committee and, as a consequence, such services were not provided pursuant to a waiver of the pre-approval requirement set forth in this Rule. In the intervals between the scheduled meetings of the Audit Committee, the Audit Committee delegates pre-approval authority of permissible services to the Chair of the Audit Committee. The Chair must report any such pre-approval decisions to the Audit Committee at its next regularly scheduled meeting. All of the audit and audit-related services described above were completed by full-time, permanent employees of BDO USA, LLP.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not intend to present and has not been informed that any other person intends to present any other matters for action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournment, postponement or continuation thereof, it is the intention of the persons named as proxies to vote upon them in accordance with their discretion.

Except as set forth in this section, all shares of Common Stock represented by valid proxies received will be voted in accordance with the provisions of the proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 14, 2023, certain information regarding the beneficial ownership of shares of our Class A common stock and Voting Equivalency stock and shares of Class A common stock issuable upon redemption of OP Units for (1) each person who is the beneficial owner of 5% or more of our outstanding Class A common stock, (2) each of our directors and named executive officers as defined in “Executive Officer and Director Compensation” below, and (3) all of our directors and executive officers as a group. Each person named in the table has sole voting, investment and dispositive power with respect to all of the shares of our Common Stock shown as beneficially owned by such person, except as otherwise set forth in the footnotes to the table. The extent to which a person holds shares of Common Stock as opposed to OP Units is set forth in the footnotes below.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement or (4) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our Class A common stock subject to options or other rights held by that person that are exercisable or will become exercisable within 60 days are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

Unless otherwise indicated, the address of each named person is c/o Postal Realty Trust, Inc., 75 Columbia Avenue, Cedarhurst, NY 11516. As of the date hereof, no shares or units beneficially owned by any executive officer or director have been pledged as security for a loan.

	Number of Shares of Class A Common Stock Beneficially Owned(1)		Percentage of All Shares of Class A Common Stock(2)	Number of Shares of Voting Equivalency Stock Beneficially Owned(3)	Number of Shares of Class A Common Stock and OP Units Beneficially Owned(1)		Percentage of All Shares of Class A Common Stock and OP Units(4)
5% Stockholders
FMR LLC(5)	2,852,176		14.3%	—	2,852,176		11.5%
BlackRock, Inc.(6)	1,127,290		5.7%	—	1,127,290		4.5%
Directors and Executive Officers
Andrew Spodek	813,137		4.1%	27,206	2,781,400	(7)	12.7	%(10)
Jeremy Garber	249,248	(8)	1.3%	—	324,737	(9)	1.3%
Robert Klein	61,083	(8)	*	—	118,140	(9)	*
Patrick R. Donahoe	43,666	(8)	*	—	72,551	(9)	*
Barry Lefkowitz	24,451	(8)	*	—	39,004	(9)	*
Jane Gural-Senders	14,419	(8)	*	—	25,390	(9)	*
Anton Feingold	15,259	(8)	*	—	28,021	(9)	*
All directors and executive officers as a group (seven people)	1,221,263		6.1%	27,206	3,389,243		13.6%

____________

*        Represents less than 1.0% of class.

(1)      The “Number of Shares of Class A Common Stock Beneficially Owned” column includes the number of shares of Class A common stock “beneficially owned” by each beneficial owner is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. Share amounts include indirect ownership through family members, trusts, corporations and/or partnerships.

          The “Number of Shares of Class A Common Stock and OP Units Beneficially Owned” column includes all shares in the “Number of Shares of Class A Common Stock Beneficially Owned” column plus (i) all OP Units and LTIP units owned, regardless of whether such units have vested or will vest within 60 days of April 14, 2023 and (ii) all shares of Voting Equivalency stock beneficially owned. OP Units are redeemable by the holder for cash or, at our election, on a one-for-one basis into shares of our Class A common stock. LTIP units, subject to the satisfaction of certain conditions, may be converted on a one-for-one basis into OP Units. Unearned performance-based restricted stock units are not included as they are not “beneficially owned” until earned.

(2)      The percentages under this column are based on 19,910,439 shares of Class A common stock issued and outstanding as of April 14, 2023, unless otherwise indicated.

(3)      As of April 14, 2023, Mr. Spodek owned 100% of the outstanding shares of Voting Equivalency stock. Shares of Voting Equivalency stock are convertible into shares of Class A common stock, on a one-for-one basis, at the election of the holder at any time.

(4)      Unless otherwise indicated, the percentages under this column are based on the following, all outstanding as of April 14, 2023, (i) 19,910,439 shares of Class A common stock, (ii) 27,206 shares of Voting Equivalency stock, (iii) an aggregate of 4,073,321 OP Units (other than OP Units to be held by us) and (iv) 841,516 LTIP units outstanding.

(5)      The number of shares of Class A common stock in the table above and the information in this footnote are based solely on a Schedule 13G/A filed on February 9, 2023. The reported owner’s address is 245 Summer Street, Boston, Massachusetts 02210.

(6)      The number of shares of Class A common stock in the table above and the information in this footnote are based solely on a Schedule 13G filed on February 3, 2023. The reported owner’s address is 55 East 52nd Street, New York, New York 10055.

(7)      Includes: (i) 813,137 shares of Class A common stock (including 167,518 shares of Class A common stock owned indirectly by Mr. Spodek through the 2016 Spodek Family Trust), (ii) 1,333,112 OP Units, (iii) 27,206 shares of Voting Equivalency stock and (iv) 607,945 LTIP units (including 502,225 units not yet vested). Mr. Spodek’s OP Units, LTIP units and shares of Voting Equivalency stock all provide a right to convert such units or stock into an equivalent number of shares of Class A common stock.

(8)      Includes the following number of shares of Class A common stock not yet vested: 222,936 shares for Mr. Garber, 55,827 shares for Mr. Klein, 15,866 shares for Mr. Donahoe, 6,795 shares for Mr. Lefkowitz, 4,527 shares for Ms. Gural-Senders and 5,661 shares for Mr. Feingold.

          In 2022, Mr. Garber received a waiver to the anti-pledging policy to allow him to pledge shares of the Company’s Class A common stock to secure a margin loan, with the number of pledged shares limited to less than (i) 0.2% of the Company’s total number of outstanding Class A common stock or (ii) 20% of the total number of Class A common stock beneficially owned by him. As of the date hereof, no shares or units beneficially owned by Mr. Garber have been pledged as security for a loan.

(9)      Includes the following number of LTIP units not yet vested: 75,489 units for Mr. Garber, 57,057 units for Mr. Klein, 28,079 units for Mr. Donahoe, 13,747 units for Mr. Lefkowitz, 10,165 units for Ms. Gural-Senders and 11,956 units for Mr. Feingold.

(10)    Based on 21,878,702 shares of Class A common stock outstanding upon the conversion of Mr. Spodek’s OP Units, LTIP units and shares of Voting Equivalency stock into shares of Class A common stock. See footnote 7, above.

EXECUTIVE OFFICERS AND KEY EMPLOYEE

Set forth below is information concerning our executive officers, as of the date hereof. Unless otherwise indicated, the business address of all of our directors and executive officers is 75 Columbia Avenue, Cedarhurst, NY 11516.

Name	Age	Position
Andrew Spodek	47	Chief Executive Officer and Director
Jeremy Garber	54	President, Treasurer and Secretary
Robert Klein	48	Chief Financial Officer

Information is set forth below regarding the background of our executive officers who are not also directors. Please see “Proposal No. 1. Election of Directors” for the background information on Andrew Spodek who is also a director.

Jeremy Garber

Jeremy Garber is our President, Treasurer and Secretary and leads all operational and strategic activities of our company. Prior to joining our company, Mr. Garber served as a consultant to The Postal Group LLC, an entity wholly-owned by Mr. Spodek and Mr. Spodek’s mother, beginning January 2017. Prior to 2017, Mr. Garber served as a consultant to private real estate investment companies and family offices. From June 2014 to December 2015, he was the Chief Operating Officer of Burford Capital (LON: BUR), a London Stock Exchange-listed global finance firm focused on litigation finance and specialty finance for the legal industry. From 2004 to 2014, Mr. Garber was the chief operating officer for various hedge funds, including Longacre Fund Management and Trilogy Capital Management. From 1999-2004, Mr. Garber worked at Lehman Brothers in the Equity Capital Markets and Prime Brokerage divisions. He began his professional career at ACAP, Inc., where he was the chief operating officer, chief financial officer and general counsel. Mr. Garber earned his J.D. from the Benjamin N. Cardozo School of Law and a Bachelor’s Degree in Economics from Yeshiva University.

Robert Klein

Robert Klein is our Chief Financial Officer and leads all capital market and corporate finance activities for the Company. Prior to joining the Company, Mr. Klein previously served as a Managing Partner and head of capital markets at Monday Properties Services, LLC (“Monday Properties”) since June 2016, where he led the strategic growth of the firm. From 1997 to the time he joined Monday Properties, Mr. Klein served in various roles, including most recently as a Managing Director, in the Real Estate Advisory Group at Evercore Group L.L.C. (“Evercore”) and advised public and private companies and special committees on mergers and acquisitions, joint ventures, strategic partnerships, portfolio acquisitions and sales, restructuring transactions, IPOs and strategic alternatives. Prior to joining Evercore, Mr. Klein held positions with MJC Associates LLC, Reckson Associates, Goldman, Sachs & Co and Bankers Trust. Mr. Klein is an active member of Urban Land Institute (ULI) and University of Florida’s Bergstrom Center Advisory Board. He graduated from the University of Florida Honors Program in 1997, with a Bachelor of Science in Business Administration and received his M.B.A. from Columbia Business School in 2004.

The following table sets forth certain information regarding our Chief Accounting Officer, who we consider a key employee:

Name	Age	Position
Matt Brandwein	48	Senior Vice President and Chief Accounting Officer

Matt Brandwein

Matt Brandwein is our Senior Vice President and Chief Accounting Officer, responsible for our financial reporting activities. Prior to joining the Company, Mr. Brandwein served as a consultant to The Postal Group, LLC, an entity wholly-owned by Mr. Spodek and Mr. Spodek’s mother, since January 2019. Prior to 2019 and beginning in 2012, Mr. Brandwein was chief accounting officer of NorthStar Asset Management Group, Inc. (NYSE: NSAM), a NYSE listed global asset management firm focused on managing real estate and other investment platforms until its merger with Colony Capital, Inc. (NYSE: CLNY), a publicly-traded diversified equity REIT. From 1999 to 2011, Mr. Brandwein worked at Ernst & Young, a public accounting firm, where he most recently served as a Senior Manager. In this role, Mr. Brandwein audited financial statements for a diverse group of entities, including publicly traded real estate investment trusts, commercial real estate owners, development companies, homebuilders and opportunity and private equity funds. Mr. Brandwein is a certified public accountant. He received his Bachelor of Science in Accounting from Yeshiva University.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions Policy

Our Board of Directors adopted a written policy in 2022 regarding the review and approval of any related party transactions. Our Corporate Governance and Compensation Committee is responsible for the oversight and review of potential conflicts of interest in connection with “related person transactions” between us and any related person pursuant to the policy. A special committee of independent directors may also be created by the Board of Directors to review and approve specific “related person transactions” under the policy. Under SEC rules, a “related person” is an officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities since the beginning of the last year or an immediate family member of any of the foregoing. The policy covers any related person transaction that meets the minimum threshold for disclosure in the Proxy Statement under the relevant rules of the SEC (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). In the course of its review of a related party transaction, the Corporate Governance and Compensation Committee or any applicable special committee will take into account the material facts of such transaction, including:

•        whether the transaction is fair and reasonable to the Company;

•        whether the transaction was undertaken in the ordinary course of business of the Company;

•        whether the transaction was initiated by the Company, a subsidiary or the related party;

•        whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

•        the purpose of, and the potential benefits to the Company of, the transaction;

•        the approximate dollar value of the amount involved in the transaction, particularly as it relates to the related party;

•        the related party’s interest in the transaction;

•        whether the transaction would impair the independence of a non-management director; and

•        whether the transaction may present an improper conflict of interest for the related party, taking into account the size of the transaction, the overall financial position of the related party, the direct or indirect nature of the related party’s interest in the transaction and the ongoing nature of any proposed relationship.

The Corporate Governance and Compensation Committee or any applicable special committee conducts a prior review of all relevant information available to it regarding a related party transaction and either approves or disapproves entry into such related party transaction. Any member of the Corporate Governance and Compensation Committee who is a related party or the immediate family of a related party with respect to a transaction under review will not be permitted to vote on the approval or ratification of the transaction.

Formation Transactions

We issued 27,206 shares of our Voting Equivalency stock to an entity controlled by Mr. Spodek as part of our formation transactions. Each outstanding share of Voting Equivalency stock entitles its holder to 50 votes on all matters on which Class A common stockholders are entitled to vote, including the election of directors, and holders of shares of Class A common stock and Voting Equivalency stock vote together as a single class and receive the same dividends per share. Shares of Voting Equivalency stock are convertible into shares of Class A common stock, (i) on a one-for-one basis, at the election of the holder at any time and (ii) will automatically convert into shares of Class A common stock on a one-for-one basis upon an attempted transfer to anyone other than a permitted transferee in accordance with the terms of our charter. Additionally, one share of Voting Equivalency stock will automatically convert into one share of Class A common stock for each 49 of the 250,000 OP Units issued to Mr. Spodek and his affiliates as part of our formation transactions (including by the exercise of redemption rights afforded with respect to OP Units) to a person other than a permitted transferee. Our Voting Equivalency stock is designed to provide Mr. Spodek and his affiliates voting rights proportional to their economic interest in our company as if they had exchanged all of their OP Units for shares of Class A common stock. Pursuant to his ownership of Class A common stock and Voting Equivalency stock, Mr. Spodek and his affiliates currently hold approximately 10.2% of the combined voting power of our outstanding Common Stock as of April 14, 2023.

Property Management

Affiliates of Mr. Spodek continue to own interests in certain postal properties that were not acquired by us in the formation transactions. These interests include interests in the 397 postal properties for which we provide third party property management services. We have a right of first offer to purchase 250 of the 397 managed properties. As a result of these ownership interests and the property management agreements, Mr. Spodek has conflicts of interests with respect to these agreements.

Partnership Agreement

Mr. Spodek and his affiliates who received OP Units in the formation transactions are limited partners in our Operating Partnership. As of April 14, 2023, Mr. Spodek and his affiliates owned 39.5% of the outstanding OP Units, including LTIP units, that are not owned by us.

Pursuant to the amended and restated partnership agreement of our Operating Partnership, limited partners of our Operating Partnership and some assignees of limited partners have the right, beginning 12 months after the completion of the formation transactions, to require our Operating Partnership to redeem part or all of their OP Units for cash equal to the then-current market value of an equal number of shares of our Class A common stock (determined in accordance with and subject to adjustment under the partnership agreement) or, at our election, for shares of our Class A common stock on a one-for-one basis, subject to certain adjustments and the restrictions on ownership and transfer of our stock set forth in our charter.

Registration Rights

Pursuant to the terms of the amended and restated partnership agreement of our Operating Partnership and the terms of the merger agreement entered into as part of our formation transactions, we agreed to use commercially reasonable efforts to file, following the date on which we become eligible to file a registration statement on Form S-3 under the Securities Act, a registration statement registering the issuance and resale of the Class A common stock issuable upon redemption of the OP Units and the resale of the Class A common stock issued in the formation transactions and issuable upon conversion of shares of Voting Equivalency stock issued to Mr. Spodek and certain of his affiliates in the formation transactions. We agreed to pay all of the expenses relating to such registration statements.

Tax Protection Agreements

We entered into tax protection agreements that provide benefits to Mr. Spodek and his affiliates. Pursuant to the tax protection agreements, it is anticipated that the total amount of taxable built in gain on the protected contributed properties and other assets will be approximately $24.4 million. Such indemnification obligations could result in aggregate payments by us to Mr. Spodek and his affiliates of up to $17.7 million.

Related Party Lease

On May 17, 2019, we entered into a lease for office space in Cedarhurst, New York with an entity affiliated with Mr. Spodek, our chief executive officer (the “Lease”). Pursuant to the Lease, the monthly rent is $15,000 subject to escalations. The term of the Lease is five years commencing on May 17, 2019 and will expire on May 16, 2024. For the years ended December 31, 2022 and 2021, rental expenses associated with the Lease expense were $0.2 million and $0.2 million, respectively.

Indemnification

Our charter provides that we will indemnify our directors and officers, and we have entered into an indemnification agreement with each of our executive officers and directors, providing for procedures for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us or, at our request, service to other entities, as officers or directors, or in certain other capacities, to the maximum extent permitted by Maryland law.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation of Named Executive Officers

Our named executive officers for the year ended December 31, 2022 were:

•        Andrew Spodek, Chief Executive Officer;

•        Jeremy Garber, President, Treasurer and Secretary; and

•        Robert Klein, Chief Financial Officer.

Prior to our IPO, we did not pay any compensation to any of our named executive officers, and, accordingly, no compensation policies or objectives governed our named executive officer compensation. We have retained Ferguson Partners Consulting, a compensation consulting firm that specializes in the REIT industry, to provide guidance regarding the design of our executive compensation program, non-employee director compensation program, and additional compensation and related corporate governance practices.

The following is a non-exhaustive list of items that our Corporate Governance and Compensation Committee considers in formulating our compensation philosophy and applying that philosophy to the implementation of our overall compensation program for named executive officers and other employees:

•        attraction and retention of talented and experienced executives in our industry;

•        motivation of our executives whose knowledge, skills and performance are critical to our success;

•        alignment of the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value and rewarding executive officers when stockholder value increases; and

•        encouragement of our executives to achieve meaningful levels of ownership of our stock.

Since our IPO, we have made a number of positive changes related to our executive compensation program:

•        in 2020, introduced performance-based awards to our executive compensation program, in addition to grants of time-based awards;

•        in 2021, increased the performance-based portion of the long-term incentive compensation from 40% to 50% versus the time-based portion;

•        in 2022, implemented objective annual bonus compensation framework for named executive officers with pre-established goals and weightings and adopted stock ownership policy and incentive compensation recoupment policy; and

•        in 2023, introduced performance-based awards based on total shareholder return relative to that of the companies in the MSCI REIT Index, in addition to performance-based awards based on achievement of absolute total shareholder return goals. The Company must outperform the MSCI REIT Index by achieving relative performance at the 55th percentile to earn the target award.

We have employment agreements with each of Messrs. Spodek, Garber and Klein. See “— Employment Agreements of Our Named Executive Officers.”

We are an “emerging growth company” under the federal securities laws and, as such, we have elected to comply with certain reduced disclosure requirements, including in the area of executive compensation.

Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers for the fiscal years indicated.

Each of our named executive officers has agreed to take 100% of his bonus and long-term incentive compensation in the form of restricted common stock and/or LTIP Units under our 2019 Equity Incentive Plan since such officers began their tenure with the Company. In addition, Mr. Spodek has agreed to take 100% of his base salary since the completion of our IPO, Mr. Garber has agreed to take $157,500 of his base salary in 2022 and $150,000 of his base salary in 2021 and Mr. Klein has agreed to take $25,000 of his base salary in each of 2022 and 2021 in the form of restricted common stock or LTIP units. In compliance with the terms of the Alignment of Interest Program described below, the election to acquire stock, otherwise payable in cash, caused the named executive officers to be eligible to receive additional stock awards based upon a multiple described on page 29 of this proxy statement.

All shares of restricted stock and/or LTIP Units issued in lieu of cash compensation and any shares of restricted stock and/or LTIP Units issued under the Alignment of Interest Program are subject to a vesting schedule whereby no shares vest until the third, fifth or eighth anniversary of the date of grant (depending on the officer’s election), at which time 100% of the shares of restricted stock will vest, subject to continued employment.

Name and Position	Principal Year	Salary			Bonus			Stock Awards		All Other Compensation(10)	Total
		Compensation Paid in Cash(1)	Compensation Paid in Stock		Compensation Paid in Cash(5)	Compensation Paid in Stock
Andrew Spodek,	2022	$—	$391,999	(2)	$—	$564,052	(6)	$1,485,030	(7)	$65,032	$2,506,113
Chief Executive Officer	2021	$—	$393,291		$—	$509,599		$1,447,054		$45,919	$2,395,863
Jeremy Garber,	2022	$157,500	$159,077	(3)	$—	$422,611	(6)	$951,669	(8)	$50,637	$1,741,494
President, Treasurer and Secretary	2021	$165,000	$155,247		$—	$412,682		$948,530		$45,919	$1,727,378
Robert Klein,	2022	$250,000	$25,789	(4)	$—	$353,246	(6)	$654,183	(9)	$50,637	$1,333,856
Chief Financial Officer	2021	$250,000	$25,874		$—	$361,696		$670,616		$45,919	$1,354,105

____________

(1)      Mr. Spodek has elected to acquire LTIP Units in lieu of base salary since the completion of our IPO. Mr. Garber elected to acquire restricted shares of Class A common stock in lieu of $150,000 of base salary in 2021 and $157,500 of his base salary in 2022. Mr. Klein elected to acquire restricted shares of Class A common stock in lieu of $25,000 of base salary for each of 2021 and 2022.

(2)      Mr. Spodek was issued 21,924 LTIP Units in lieu of base salary for 2022. Pursuant to our Alignment of Interest Program described below, by electing eight-year cliff vesting of LTIP units, Mr. Spodek is entitled to receive additional LTIP units equal to 100% of the number of LTIP units received in lieu of salary as further described in footnote 6 below. All of the LTIP units issued in lieu of base salary are subject to an eight-year cliff vesting schedule whereby no LTIP units vest until the eighth anniversary of the date of grant, at which time 100% of the LTIP units will vest, subject to continued employment. Mr. Spodek may receive distributions with respect to such LTIP units prior to vesting.

(3)      Mr. Garber was issued 10,584 restricted shares of Class A common stock in lieu of $157,500 of base salary for 2022. Pursuant to our Alignment of Interest Program described below, by electing eight-year cliff vesting of restricted shares of Class A common stock, Mr. Garber is entitled to receive additional restricted shares of Class A common stock equal to 100% of the number of restricted shares of Class A common stock received in lieu of salary as further described in footnote 7 below. All of the restricted shares of Class A common stock issued in lieu of base salary are subject to an eight-year cliff vesting schedule whereby no restricted shares of Class A common stock vest until the eighth anniversary of the date of grant, at which time 100% of the restricted shares of Class A common stock, subject to continued employment. Mr. Garber may receive dividends with respect to such restricted shares of Class A common stock prior to vesting.

(4)      Mr. Klein joined the Company in January 2021. Mr. Klein was issued 1,442 restricted shares of Class A common stock in lieu of $25,000 of base salary for 2022. Pursuant to our Alignment of Interest Program described below, by electing eight year cliff vesting of restricted shares of Class A common stock, Mr. Klein is entitled to receive additional restricted shares of Class A common stock equal to 100% of the number of restricted shares of Class A common stock received in lieu of salary as further described in footnote 9 below. All of the restricted shares of Class A common stock issued in lieu of base salary are subject to an eight-year cliff vesting schedule whereby no restricted shares of Class A common stock vest until the eighth anniversary of the date of grant, at which time 100% of the restricted shares of Class A common stock, subject to continued employment. Mr. Klein may receive dividends with respect to such restricted shares of Class A common stock prior to vesting.

(5)      Messrs. Spodek, Garber and Klein elected to acquire LTIP Units and restricted shares of Class A common stock, respectively, in lieu of their bonus compensation awarded for 2022 and 2021.

(6)      The amounts represent the bonuses earned by Messrs. Spodek, Garber and Klein for services performed in 2022, 100% of which was foregone in exchange for 36,485, 27,336 and 22,849 LTIP units to Messrs. Spodek, Mr. Garber and Mr. Klein, respectively. In addition, in connection with each officer’s election of an eight-year cliff vesting schedule under our Alignment of Interest Program, each officer received an additional number of LTIP units, as further described in footnotes 7, 8 and 9 below.

(7)      Includes: (i) 21,924 LTIP units granted in connection with Mr. Spodek’s base salary election under our Alignment of Interest Program, with such LTIP units granted on January 31, 2022 and subject to an eight-year restricted period; (ii) 36,485 LTIP units granted in connection with Mr. Spodek’s bonus election under our Alignment of Interest Program, with such LTIP units granted on January 31, 2023 and subject to an eight-year restricted period; (iii) 17,539 target RSUs granted subject to the achievement of a service condition and market condition; and (iv) 17,539 LTIPs that are subject to a three-year vesting schedule whereby one-third of such LTIP units will vest on each of the three anniversaries beginning with December 31, 2022. The amount shown in the table represents the grant date fair value determined in accordance with FASB ASC Topic 718. See “— Comprehensive Compensation Policy” below. The value of the target RSUs included in the table was $215,380, and the number of RSUs that can be earned if maximum performance is achieved is 150% of the target number of RSUs, which had a grant date fair value of $12.28.

(8)      Includes: (i) 10,584 restricted shares of Class A common stock granted in connection with Mr. Garber’s base salary election under our Alignment of Interest Program, with such restricted shares of Class A common stock granted on July 5, 2022 and subject to an eight-year restricted period; (ii) 27,336 LTIP units granted in connection with Mr. Garber’s bonus election under our Alignment of Interest Program, with such restricted shares of Class A common stock granted on January 31, 2023 and subject to an eight-year restricted period; (iii) 12,267 target RSUs granted subject to the achievement of a service condition and market condition; and (iv) 12,267 restricted shares of Class A common stock that are subject to a three-year vesting schedule whereby one-third of such shares will vest on each of the three anniversaries beginning with December 31, 2022. The amount shown in the table represents the grant date fair value determined in accordance with FASB ASC Topic 718. See “— Comprehensive Compensation Policy” below. The value of the target RSUs included in the table was $150,642, and the number of RSUs that can be earned if maximum performance is achieved is 150% of the target number of RSUs, which had a grant date fair value of $12.28.

(9)      Includes: (i) 1,442 restricted shares of Class A common stock granted in connection with Mr. Klein’s base salary election under our Alignment of Interest Program, with such restricted shares of Class A common stock granted on January 31, 2022 and subject to an eight-year restricted period; (ii) 22,849 LTIP units granted in connection with Mr. Klein’s bonus election under our Alignment of Interest Program, with such restricted shares of Class A common stock granted on January 31, 2023 and subject to an eight-year restricted period; (iii) 9,123 target RSUs granted subject to the achievement of a service condition and market condition; and (iv) 9,123 restricted shares of Class A common stock that are subject to a three-year vesting schedule whereby one-third of such shares will vest on each of the three anniversaries beginning with December 31, 2022. The amount shown in the table represents the grant date fair value determined in accordance with FASB ASC Topic 718. See “— Comprehensive Compensation Policy” below. The value of the target RSUs included in the table was $112,030, and the number of RSUs that can be earned if maximum performance is achieved is 150% of the target number of RSUs, which had a grant date fair value of $12.28.

(10)    Includes: (i) insurance premiums paid by the Company for medical benefits of the named executive officers and, (ii) for Mr. Spodek in 2022, reimbursement of legal fees of $14,395 in connection with the review of his employment agreement.

Realized Compensation

To supplement the disclosure required by the SEC in the above Summary Compensation Table, the following additional table has been included to show the total compensation realized by each named executive officer during 2022 and 2021. The Company believes that this table is useful to stockholders as it believes it reflects the compensation actually realized by our named executive officers. The Summary Compensation Table, as calculated under the SEC rules, includes several items that are impacted by accounting assumptions and also may include amounts that are not ultimately realized, and therefore that table may not necessarily be reflective of realized compensation in a particular year.

The table below shows compensation realized by each named executive officer. For purposes of this presentation, realized compensation includes salary and bonus amounts paid in cash, the value realized upon vesting of stock awards and perquisites.

Name and Position	Year	Cash Salary	Cash Bonus	Value Realized on Stock Award Vesting	Other Compensation	Total	% of Reported(1)
Andrew Spodek,	2022	$—	$—	$615,466	$65,032	$680,498	27.2%
Chief Executive Officer	2021	$—	$—	$709,515	$45,919	$755,434	31.5%
Jeremy Garber,	2022	$157,500	$—	$467,309	$50,637	$675,446	38.8%
President, Treasurer and Secretary	2021	$165,000	$—	$545,361	$45,919	$756,280	43.8%
Robert Klein,	2022	$250,000	$—	$91,946	$50,637	$392,583	29.4%
Chief Financial Officer	2021	$250,000	$—	$64,359	$45,919	$360,278	26.6%

____________

(1)      Represents the total realized compensation in the “Total” column divided by “Total” compensation disclosed in the Summary Compensation Table.

Comprehensive Compensation Policy

We believe that the compensation of our executive officers and directors should align their interests with those of the stockholders in a way that encourages prudent decision-making, links compensation to our overall performance, provides a competitive level of total compensation necessary to attract and retain talented and experienced officers and motivates the officers and directors to contribute to our success. All of our officers will be eligible to receive performance-based compensation under our equity incentive plan.

We use grants of LTIP units or restricted shares of Class A common stock as the primary means of delivering long-term compensation to our executive officers. We believe that grants of LTIP units or restricted shares of Class A common stock with long vesting periods align the interests of officers and our stockholders and provide strong incentives to our officers to achieve long-term growth in our business, grow the value of our Class A common stock and maintain or increase our dividends. The officers personally benefit from these efforts through their LTIP units or restricted shares of Class A common stock, which receive dividends at the same rate as our Class A common stock. Because a substantial portion of our officers’ compensation is expected to be tied to the value of our Class A common stock, if we have superior long-term operating performance and the market price of our Class A common stock and dividends paid on such stock increase, our officers, through their equity compensation, may receive above market compensation from dividends and price appreciation in our Class A common stock. Conversely, if our operating performance decreases and the value of our Class A common stock and our dividends decline, our officers’ compensation may ultimately prove to be below market.

Our Corporate Governance and Compensation Committee will determine the restrictions for each award granted pursuant to our equity incentive plan and the purchase price in the case of LTIP units (if any) or restricted shares of Class A common stock. Restrictions on the LTIP units or restricted shares of Class A common stock may include time-based restrictions, the achievement of specific performance goals or the occurrence of a specific event. Vesting of LTIP units or restricted shares of Class A common stock generally will be subject to cliff or ratable vesting periods ranging up to eight years and will be conditioned upon the officer’s continued employment among other restrictions that may apply. If any performance goals are not achieved or any time-based restrictions do not lapse, the officer will forfeit his or her LTIP units or restricted shares of Class A common stock.

Alignment of Interest Program

Our Alignment of Interest Program is designed to provide our employees, directors and other individuals providing services to us or our affiliates, provided that they are eligible to participate in our equity incentive plan, with an incentive to remain with our company and to incentivize long-term growth and profitability. Pursuant to the Alignment of Interest Program, eligible participants may elect to receive LTIP units or restricted shares of Class A common stock, or a mix of both, in lieu of up to 100% of any compensation otherwise payable in cash. Participants must elect an applicable restriction period and will be entitled to receive an additional award of LTIP units or restricted shares of Class A common stock pursuant to the Alignment of Interest Program. The amount of such additional LTIP units or restricted shares of Class A common stock will be calculated based upon a multiple determined by the restricted period elected by the participant. The Corporate Governance and Compensation Committee or its authorized delegates will determine the specific terms of each award under the Alignment of Interest Program, which do not need to be uniform among all participants, including the restriction periods, the restriction multiples, the vesting terms and the periods for which participants may elect to participate. The Corporate Governance and Compensation Committee and its permitted delegates have the power of administration and interpretation of the Alignment of Interest Program.

Generally, the LTIP units or restricted shares of Class A common stock acquired under the Alignment of Interest Program would vest at the conclusion of the restricted period elected by the participant. In the event of the participant’s termination of employment, the disposition of any LTIP units or restricted shares of Class A common stock acquired under the Alignment of Interest Program would be determined in accordance with the participant’s written employment agreement, if applicable, or the specific terms of the award under the Alignment of Interest Program as determined by the Corporate Governance and Compensation Committee or its authorized delegates. The vesting of the LTIP units or restricted shares of Class A common stock would generally be accelerated, however, upon certain events, such as an involuntary termination of the employee’s employment, the employee’s death or disability, or if we experience a change in control. Notwithstanding the foregoing, if a participant’s employment is terminated for cause, then any unvested LTIP units or restricted shares of Class A common acquired under the Alignment of Interest Program will be forfeited.

For elections made by our named executive officers with respect to compensation earned in 2022 and 2021, the number of LTIP units or restricted shares of Class A common stock was determined as of the determination date selected by our Corporate Governance and Compensation Committee by dividing the total of a named executive officer’s elected reduced salary or other cash compensation by the volume weighted average price of our Class A common stock for the 10 trading days immediately preceding the determination date. Additionally, to the extent an executive officer elected to receive LTIP units or restricted shares of Class A common stock in lieu of cash compensation, the named executive officer received an additional award of LTIP units or restricted shares of Class A common stock pursuant to the Alignment of Interest Program, subject to a three-, five- or eight-year cliff vesting schedule, at the named executive officer’s election. The number of additional LTIP units or restricted shares of Class A common stock, as applicable, granted was equal to (i) the number of LTIP units or restricted shares of Class A common stock, as applicable, awarded in lieu of compensation otherwise payable in cash, multiplied by (ii) a restriction multiple determined by the restriction period the named executive officer elected, according to the following table:

Duration of Restriction Period	Restriction Multiple
3 years	0.3x
5 years	0.5x
8 years	1.0x

The restriction period subjects all LTIP units or restricted shares of Class A common stock obtained in lieu of cash compensation, as applicable, and additional LTIP units or restricted shares of Class A common stock, as applicable, awarded based on the restriction multiple to the risk of forfeiture in the event the named executive officer voluntarily terminates employment or terminates employment for cause, as those terms are described in the named executive officer’s employment agreement. Accordingly, if a named executive officer voluntarily leaves or is terminated for cause, that named executive officer would forfeit all LTIP units or restricted shares of Class A common stock that had not yet vested. By way of example, if a named executive officer elected to receive LTIP units or restricted shares of Class A common stock in lieu of cash compensation that is equivalent in value to 1,000 LTIP units or restricted shares of Class A common stock, as applicable, and the named executive officer elected an eight-year restriction period, the named executive officer would receive the 1,000 LTIP units or restricted shares of Class A common stock, as applicable, in lieu of the named executive officer’s cash compensation plus an additional award of 1,000 LTIP units or restricted shares of Class A common stock for electing an eight-year restriction period, resulting in a total receipt of 2,000 LTIP units or restricted shares of Class A common stock, as applicable, all of which would vest on the eighth anniversary of the date of grant, if the named executive officer is still employed by our company on the vesting date, but will not vest if he has been terminated for cause. In the event that a named executive officer’s employment is terminated by us without cause or by reason of the named executive officer’s death, disability or retirement (upon attainment of eligibility to retire in accordance with applicable company policy then in effect) prior to the vesting date, all unvested LTIP units and/or restricted shares of Class A common stock will immediately vest in full at the time of such termination. The named executive officers have the right to receive dividends or other distributions on unvested LTIP units and restricted shares of Class A common stock granted under the Alignment of Interest Program prior to vesting.

Executive Officer Compensation Overview

Base Salary

Base salary is as described above in the Summary Compensation Table. Mr. Spodek has agreed to take 100% of his base salary since the completion of our IPO, Mr. Garber has agreed to take $150,000 of his base salary in 2021 and $157,500 of his base salary in 2022 and Mr. Klein has agreed to take $25,000 of his base salary in each of 2021 and 2022 in the form of restricted common stock or LTIP units under the Alignment of Interest Program described above. In addition, all shares of restricted stock and/or LTIP Units issued in lieu of cash compensation and any shares of restricted stock and/or LTIP Units issued under the Alignment of Interest Program are subject to a vesting schedule whereby no shares vest until the third, fifth or eighth anniversary of the date of grant (depending on the officer’s election), at which time 100% of the shares of restricted stock or LTIP Units will vest, subject to continued employment. Each officer has elected the eight-year vesting schedule under the Alignment of Interest Program with respect to his base salary.

Annual Incentive

Each of our named executive officers has agreed to take 100% of his annual bonus compensation in the form of restricted common stock and/or LTIP Units under our equity incentive plan under the Alignment of Interest Program since such officers began their tenure with the Company. In addition, all shares of restricted stock and/or LTIP Units issued in lieu of cash compensation and any shares of restricted stock and/or LTIP Units issued under the Alignment of Interest Program are subject to a vesting schedule whereby no shares vest until the third, fifth or eighth anniversary of the date of grant, at which time 100% of the shares of restricted stock or LTIP Units will vest, subject to continued employment. Each officer has elected the eight-year vesting schedule under the Alignment of Interest Program with respect to his annual bonus compensation.

With respect to the annual bonus compensation of each named executive officer, the Corporate Governance and Compensation Committee evaluates both the Company and individual performance. Key considerations driving the Corporate Governance and Compensation Committee’s conclusions (the “Performance Objectives”) included, among other factors, acquisition volume and other operational targets, financial and balance sheet metrics and capital markets targets. In making decisions regarding annual bonus compensation, the Corporate Governance and Compensation Committee also considered pay practices and performance of our peers and recommendations from our chief executive officer with respect to the performance and contributions of each of the other two named executive officers, but the committee ultimately acted in its sole and absolute discretion.

2022 Performance Objectives and Evaluations

In January 2022, the Corporate Governance and Compensation Committee approved the following Performance Objectives for 2022 and their relative weightings, which are summarized below. Each Performance Objective is measured between 0% and 150% of the target weighting, with 100% established as target performance. The committee evaluated the Company’s actual performance against the Performance Objectives for 2022 and made a determination with respect to the annual bonus compensation of each named executive officer.

•        Acquisition Volume.    Given we are a growth-oriented company and a significant portion of our resources are directed toward acquisitions, the committee believes that acquisition volume is an appropriate measure of corporate performance. In 2022, the Company acquired 320 properties leased to the USPS totaling approximately 869,000 net leasable interior square feet, for approximately $123 million, excluding closing costs. The committee evaluated the Company’s achievement of its acquisition target and considered the Company’s acquisition volume relative to the Company’s target in light of rapidly rising interest rates and other challenging investment conditions that adversely impacted the Company’s opportunities for acquisitions.

•        Financial Measure Targets.    The committee believes that setting specific targets related to the Company’s quantifiable financial performance is an appropriate measure of corporate performance. These metrics included the Company’s Adjusted Funds from Operations (“AFFO”), which is widely used by REITs to compare operating performance, and leverage targets, which are important measurement of the strength of our balance sheet and our ability to withstand negative economic trends. Despite the impact of rapidly rising interest rates, the Company achieved its targets for both AFFO and leverage in 2022. The Company’s AFFO in 2022 increased 29.1% compared to 2021. The Company’s $150.0 million senior unsecured revolving credit facility was also completely undrawn and the Company had no exposure to floating-rate debt at year end.

•       Dividends.    The committee believes that setting specific targets related to the total dividends paid to the Company’s stockholders is an appropriate measure of corporate performance. In 2022, the Company achieved its target for total dividends and paid aggregate dividends of $0.925 per share for the year. In February 2023, the Company further declared and paid a quarterly dividend of $0.2375 per share of Class A common stock.

•        Qualitative Measures.    The committee believes that maintaining an ability to reward specific accomplishments outside of the quantitative targets that generate incremental stockholder value is an important alignment tool. For 2022, the committee noted the accomplishment of a number of key initiatives of the Company led by the named executive officers, including continued engagement and cultivation of strong relationships with the Company’s tenants, successful amendments to the Company’s credit facilities and improvements of material terms, achieving the sustainability target under the Company’s credit facilities to receive an interest rate discount for 2023, significant improvements in the timing of the Company’s quarterly financial reporting and SEC filings, successful amendments to the Company’s at-the-market equity offering program to add forward-sales capabilities and successful implementation of a number of key technology and data integration initiatives. In addition, the committee noted the strong individual contributions of each named executive officer, including, with respect to Mr. Spodek, the overall successful formulation and execution of the Company’s strategic objectives, with respect to Mr. Garber, the successful achievement of his departments’ initiatives, and, with respect to Mr. Klein, the successful execution of debt transactions and investor relations initiatives.

The committee established the following relative weightings for these Performance Objectives in 2022:

Performance Objective	Relative Weighting
Acquisition Volume	25%
Financial Measure Targets	30%
Dividends	15%
Qualitative Measures	30%

The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. The Company calculates AFFO by starting with FFO and adjusting for recurring capital expenditures and acquisition-related and other non-recurring expenses that are not capitalized and then adding back non-cash items including: write-off and amortization of deferred financing fees, straight-line rent and other adjustments (including lump sum catch up payments for increased rents), fair value lease adjustments, income on insurance recoveries from casualties, non-real estate depreciation and amortization and non-cash components of compensation expense. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that AFFO is widely used by other REITs and is helpful to investors as a meaningful additional measure of the Company’s ability to make capital investments. Other REITs may not define AFFO in the same manner as the Company does and therefore the Company’s calculation of AFFO may not be comparable to such other REITs.

Long-term Incentive

In 2020, consistent with our desire to provide compensation that is largely “at risk” and to create a direct link between pay and performance, we introduced performance-based restricted stock units (“RSUs”). The introduction of performance-based RSUs to our executive compensation program, in addition to our grants of time-based awards, is consistent with and supports our strategic objective of enhancing stockholder value. In order for any RSUs to be earned and vest, the performance must meet or exceed a threshold level of performance of total shareholder return during the applicable three-year performance period. During 2022, the composition of long-term incentive compensation to named executive officers was comprised of 50% time-based awards and 50% performance-based RSUs based on achievement of absolute total shareholder return goals.

Payout of Performance-based RSUs Granted to Named Executive Officers in 2020

In March 2020, the Company granted 20,560 and 14,196 performance-based RSUs to Andrew Spodek and Jeremy Garber, respectively, subject to the achievement of the following performance-based hurdles relating to the Company’s absolute total stockholder return goals and continued employment with the Company over the three-year performance period ended December 31, 2022.

	Performance Level(1)
Performance Goal	Threshold (50% Earned)	Target (100% Earned)	Maximum (150% Earned)
Absolute total stockholder return	6%	9%	12%

____________

(1)      There is no payout for performance below threshold and no increase for performance above maximum. Further, to the extent actual performance falls between two performance levels, linear interpolation is applied.

In January 2023, the Corporate Governance and Compensation Committee approved the vesting of the following RSUs based on achievement of total shareholder return goals during the measurement period.

Recipient	Number of Target Performance RSUs Awarded	Actual Performance RSUs Earned
Andrew Spodek	20,560	14,597
Jeremy Garber	14,196	10,079

Grants of Performance-based RSUs to Named Executive Officers in 2021

In February 2021, the Company granted 18,954, 13,257 and 9,859 performance-based RSUs to Andrew Spodek, Jeremy Garber and Robert Klein, respectively, subject to the achievement of the following performance-based hurdles relating to the Company’s absolute total stockholder return goals and continued employment with the Company over the three-year performance period ending December 31, 2023.

	Performance Level(1)
Performance Goal	Threshold (50% Earned)	Target (100% Earned)	Maximum (150% Earned)
Absolute total stockholder return	6%	9%	12%

____________

(1)      There is no payout for performance below threshold and no increase for performance above maximum. Further, to the extent actual performance falls between two performance levels, linear interpolation is applied.

Grants of Performance-based RSUs to Named Executive Officers in 2022

In January 2022, the Company granted 17,539, 12,267 and 9,123 performance-based RSUs to Andrew Spodek, Jeremy Garber and Robert Klein, respectively, subject to the achievement of the following performance-based hurdles relating to the Company’s absolute total stockholder return goals and continued employment with the Company over the three-year performance period ending December 31, 2024.

	Performance Level(1)
Performance Goal	Threshold (50% Earned)	Target (100% Earned)	Maximum (150% Earned)
Absolute total stockholder return	6%	9%	12%

____________

(1)      There is no payout for performance below threshold and no increase for performance above maximum. Further, to the extent actual performance falls between two performance levels, linear interpolation is applied.

The graphic below summarizes the performance periods and outcome, or projected outcome, of the Company’s performance-based RSUs granted from 2020 to 2022.

Grants of Performance-based RSUs to Named Executive Officers in 2023

In January 2023, in addition to our grants of performance-based RSUs based on achievement of absolute total shareholder return goals during the measurement period, we introduced performance-based RSUs based on achievement of total shareholder return of our Class A common stock during the measurement period relative to the total shareholder return of the companies in the MSCI REIT Index as of January 31, 2023. In 2023, the composition of long-term incentive compensation to named executive officers was comprised of 50% time-based awards, 37.5% performance-based RSUs based on achievement of absolute total shareholder return goals and 12.5% performance-based RSUs based on achievement of relative total shareholder return goals. The threshold, target and maximum performance levels for the performance-based RSUs goals are set forth in the following table:

Performance Level(1)
Performance Goal	Threshold (50% Earned)	Target (100% Earned)	Maximum (200% Earned)
Absolute total stockholder return	Compounded annual rate of 6%	Compounded annual rate of 9%	Compounded annual rate of 12%
Relative total stockholder return	30th percentile	55th percentile	75th percentile

____________

(1)      There is no payout for performance below threshold and no increase for performance above maximum. Further, to the extent actual performance falls between two performance levels, linear interpolation is applied.

Stockholder Alignment

All shares of restricted stock and/or LTIP Units that have been issued in lieu of cash compensation and any associated shares of restricted stock and/or LTIP Units issued under the Alignment of Interest Program are subject to a vesting schedule whereby no shares vest until the eighth anniversary of the date of grant, at which time 100% of the shares of restricted stock and/or LTIP Units will vest, subject to continued employment. By compensating our executives with equity under the Alignment of Interest Program, whereby each executive may elect to receive certain compensation in the form of equity instead of cash, we ensure the alignment of long-term interests between the executives and the stockholders, and consistent with our compensation philosophy, allow equity compensation to comprise an even greater portion of total compensation. In addition to aligning stockholder and executive interests, compensation in the form of equity has significantly greater retention value than cash compensation.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding equity awards held by each of the named executive officers as of December 31, 2022.

	Stock Awards
Name	Number of Shares or Units that Have Not Vested (#)		Market Value of Shares or Units that Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Andrew Spodek, Chief Executive Officer	41,177	(2)	$598,302
	53,230	(4)	$773,432
	27,365	(5)	$397,613
	6,318	(6)	$91,801
	118,305	(7)	$1,718,972	18,954	(3)	$275,402
	11,692	(8)	$169,885
	100,850	(9)	$1,465,351	17,539	(10)	$254,842
Jeremy Garber, President, Treasurer and Secretary	57,367	(11)	$833,543
	4,419	(12)	$64,209
	71,591	(13)	$1,040,217	13,257	(3)	$192,624
	8,178	(14)	$118,826
	46,161	(15)	$670,719	12,267	(10)	$178,240
	21,168	(16)	$307,571
Robert Klein, Chief Financial Officer	3,117	(17)	$45,290
	3,285	(18)	$47,731	9,859	(3)	$143,251
	6,082	(19)	$88,371
	43,343	(20)	$629,774	9,123	(10)	$132,557

____________

(1)      For purposes of this table, the market value per unvested LTIP unit and restricted share of Class A Common Stock, as applicable, is assumed to be $14.53, the closing price per share of Class A common stock on December 30, 2022, the last trading day of 2022. In addition, these amounts exclude the market-based RSU awards granted in March 2020 for the 2020 to 2022 performance period that vested in January 2023 based on the Company’s performance through December 31, 2022, which are reported in “— Long-term Incentive — Payout of Performance-based RSUs Granted to Named Executive Officers in 2020” above.

(2)      Represents LTIP units that will cliff vest on May 17, 2027.

(3)      Represents RSUs subject to the achievement of a service condition and a market condition. Such RSUs are market-based awards and are subject to the achievement of hurdles relating to the Company’s absolute total stockholder return for the three-year period ending on December 31, 2023 and continued employment through such date. The number of market-based RSUs is based on the number of shares issuable upon achievement of the market-based metric at target. RSUs reflect the right to receive shares of Class A common stock, subject to the applicable vesting criteria. See “— Long-term Incentive — Grants of Performance-based RSUs to Named Executive Officers in 2021” above for more details.

(4)      Represents LTIP units that will cliff vest on February 14, 2028.

(5)      Represents LTIP units that will cliff vest on May 18, 2028.

(6)      Represents unvested LTIP units that will vest on December 31, 2023.

(7)      Represents LTIP units that will cliff vest on February 1, 2029.

(8)      Represents the unvested portion of LTIP units that will vest in equal installments on December 31, 2023 and December 31, 2024.

(9)      Represents LTIP units that will cliff vest on February 1, 2030.

(10)    Represents RSUs subject to the achievement of a service condition and a market condition. Such RSUs are market-based awards and are subject to the achievement of hurdles relating to the Company’s absolute total stockholder return for the three-year period ending on December 31, 2024 and continued employment through such date. The number of market-based

RSUs is based on the number of shares issuable upon achievement of the market-based metric at target. RSUs reflect the right to receive shares of Class A common stock, subject to the applicable vesting criteria. See “— Long-term Incentive — Grants of Performance-based RSUs to Named Executive Officers in 2022” above for more details.

(11)    Represents the unvested restricted shares of Class A common stock that will cliff vest on February 14, 2028.

(12)    Represents the unvested portion of restricted shares of Class A common stock that will on December 31, 2023.

(13)    Represents the unvested restricted shares of Class A common stock that will cliff vest on February 1, 2029.

(14)    Represents the unvested portion of restricted shares of Class A common stock that will vest in equal installments on December 31, 2023 and December 31, 2024.

(15)    Represents the unvested restricted shares of Class A common stock that will cliff vest on February 1, 2030.

(16)    Represents the unvested restricted shares of Class A common stock that will cliff vest on July 5, 2030.

(17)    Represents the unvested restricted shares of Class A common stock granted that will cliff vest on February 1, 2029.

(18)    Represents the unvested portion of restricted shares of Class A common stock that will vest on December 31, 2023.

(19)    Represents the unvested portion of restricted shares of Class A common stock that will vest in equal installments on December 31, 2023 and December 31, 2024.

(20)    Represents the unvested restricted shares of Class A common stock granted that will cliff vest on February 1, 2030.

Employment Agreements of Our Named Executive Officers

We have entered into employment agreements with Messrs. Spodek, Garber and Klein. The principal terms of the employment agreements are summarized below.

Position

The employment agreement with Mr. Spodek provides that he will be employed as our chief executive officer. The employment agreement with Mr. Garber provides that he will be employed as our president, treasurer and secretary. The employment agreement with Mr. Klein provides that he will be employed as our chief financial officer. Each employment agreement provides that the executive will devote substantially all of his business time, attention and effort to our company’s affairs.

Term

The employment agreement of Messrs. Spodek and Garber have an initial term of three years, beginning upon the completion of our IPO on May 17, 2019. The employment agreement of Mr. Klein has an initial term of two years beginning January 1, 2021. At the end of the initial term (and any subsequent renewal period), the term of each employment agreement is automatically extended for a twelve-month period unless we or the executive has given written notice, at least ninety days before the expiration of the term, of an intention not to extend the term. However, if a change in control (as defined in our equity incentive plan) occurs during the term of the employment agreement, then the term will not expire before the first anniversary of the change in control. The employment agreements with each of Messrs. Spodek, Garber and Klein provide that they may be terminated prior to the expiration of the term as set forth in the respective employment agreement.

Compensation

The employment agreements provide that Messrs. Spodek’s, Garber’s and Klein’s initial annual base salaries will be $350,000, $290,000 and $275,000, respectively. The Board of Directors or the Corporate Governance and Compensation Committee may increase an executive’s annual base salary during the term of the executive’s employment agreement.

Each of the employment agreements also provides that the executive will have the opportunity to earn an annual bonus for performance during each year of the term, with a target of 125%, 112.5% and 110% of base salary for Messrs. Spodek, Garber and Klein, respectively. The Board of Directors or the Corporate Governance and Compensation Committee will determine the annual bonus that may be earned in each calendar year and will prescribe any individual or company performance goals and other requirements that must be satisfied in order for the annual bonus to be earned.

The employment agreements further provide that each executive will be eligible to participate in our equity incentive plan and our benefit plans and is entitled to four weeks’ paid time off in each calendar year.

Termination

The employment agreements with each of Messrs. Spodek, Garber and Klein provide that the executive’s employment may be terminated prior to the expiration of the term. The executive’s employment may be terminated by us with or without cause (as defined in the employment agreements) or on account of the executive’s disability. The executive may terminate his employment with or without good reason (as defined in the employment agreements). The employment agreements terminate automatically upon the executive’s death.

Each of the employment agreements defines the term “cause” to be (i) the executive’s failure to perform a material duty as directed by the Board of Directors (other than a failure to perform by reason of the executive’s illness or injury), (ii) the executive’s material breach of an obligation in the employment agreement or a breach of a material written policy of our company (other than a breach by reason of the executive’s illness or injury), (iii) the executive’s breach of a duty to us, (iv) conduct by the executive that is demonstrably and materially injurious to us or (v) the executive’s conviction of, or plea of guilty or nolo contendre to a felony, a crime involving moral turpitude or fraud or dishonesty involving our assets. A termination of the executive may be with cause only if the Board of Directors gives the executive written notice of the reasons for termination and the executive fails to remedy or cure those reasons (if susceptible to correction), to the reasonable satisfaction of the Board of Directors, within thirty days after receipt of the notice.

The employment agreements provide that the executive may resign with good reason. Each employment agreement defines the term “good reason” to be (i) a material breach of the employment by us or a direction from the Board of Directors that the executive act or refrain from acting which in either case would be unlawful or contrary to our material written policies, (ii) a material diminution in the executive’s duties, functions and responsibilities (and our ceasing to be a reporting company under the Exchange Act, constitutes a material diminution in his duties, functions and responsibilities) or we prevent the executive from fulfilling or exercising his material duties, functions and responsibilities, (iii) a material reduction in the executive’s annual base salary or annual bonus opportunity, or (iv) a requirement that the executive relocate his employment more than fifty miles from our principal office in Cedarhurst, New York. A resignation by the executive will be with good reason only if the executive gives the Board of Directors written notice (delivered within ninety days after the executive knows of the event or action that he asserts constitutes good reason), the Board of Directors fails to remedy or cure the event or action, to the reasonable satisfaction of the executive, within thirty days after receipt of the executive’s notice and the executive resigns effective following the expiration of the cure period.

Payments Upon Termination

Each employment agreement provides the executive is entitled to receive the “standard termination benefits” upon the termination of employment for any reason. The “standard termination benefits” are (i) payment of any compensation (including base salary, annual bonus and accrued but unused vacation) that was earned but remains unpaid on the date of termination, (ii) payment of any business expenses owed to the executive; and (iii) any vested benefits due the executive under our deferred compensation, incentive or other benefit plans.

Each employment agreement provides that the executive is entitled to additional benefits upon a termination of employment by us without cause or upon the executive’s resignation with good reason; provided that the executive has timely executed and not revoked a release and waiver of claims in the form prescribed by us. The additional benefits are (i) a lump sum cash payment equal to three times (in the case of Mr. Spodek), one times (in the case of Mr. Garber) or 50% of one times (in the case of Mr. Klein) the sum of (x) the executive’s annual base salary for Messrs. Spodek, Garber and Mr. Klein and (y) the executive’s target annual bonus for the year in which employment ends for Messrs. Spodek, Garber and Klein; provided, that if the Board of Directors or the Corporate Governance and Compensation Committee have not established a “target” annual bonus prior to the executive’s termination, the target annual bonus for Messrs. Spodek and Garber will be equal to the executive’s annual base salary and 50% of the annual base salary for Mr. Klein, (ii) reimbursement of the premiums for COBRA coverage of the executive and his eligible dependents for 12 months for Messrs. Spodek and Garber and six months for Mr. Klein after termination or, if sooner, when the right to COBRA coverage ends, and (iii) all of the executive’s outstanding equity awards that are subject to time-based vesting shall vest in full.

Change in Control; Section 280G

The employment agreements do not provide for additional payments or benefits in the event of a change in control of our company (as defined in the employment agreements), i.e., the employment agreements do not provide for additional or enhanced severance benefits if an executive’s employment is terminated in connection with a change in control. Nonetheless, the compensation and benefits provided under the employment agreements, especially the payments due upon a termination without cause or a resignation with good reason in connection with a change in control could constitute “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), i.e., compensation or benefits payable on account of a change in control.

Section 280G of the Code has special rules that apply to “parachute payments.” If certain individuals receive parachute payments in excess of a safe harbor amount, the payor is denied a federal income tax deduction for a portion of the payments and the recipient must pay a 20% excise tax, in addition to income tax, on a portion of the payments.

Each employment agreement and our equity incentive plan have a provision that addresses the treatment of “parachute payments.” If Messrs. Spodek, Garber or Klein is entitled to receive “parachute payments” that exceed the safe harbor amount prescribed by the Code, then the executive’s parachute payments (under the employment agreements and other plans and agreements) will be reduced to the safe harbor amount, i.e., the maximum amount that may be paid without excise tax liability or the loss of deduction. The parachute payments will not be reduced, however, if the executive will receive greater after-tax benefits (taking into account the 20% excise tax payable by the executive) by receiving the total benefits.

Executive’s Covenants

The employment agreement with each of Messrs. Spodek, Garber and Klein prohibits the executive from engaging in competitive employment or business endeavors during the “restriction period” and also prohibit the executive, during the restriction period, from soliciting the employment of company employees or any tenant, leasing representative, property manager, vendor, customer or client of ours. The “restriction period” includes the period of the executive’s employment and continues following a termination of executive’s employment, other than a termination by us without cause or a resignation by the executive with good reason, until the earlier of the first anniversary of termination or the date on which a change in control (as defined in our equity incentive plan) occurs.

The employment agreements also require each of Messrs. Spodek, Garber and Klein to maintain the confidentiality of information about us during the term of employment and following a termination of employment.

Employee Stock Purchase Plan

We have adopted the Postal Realty Trust, Inc. 2019 Employee Stock Purchase Plan (“ESPP”) that allows our employees to purchase shares of our Class A common stock at a discount. A total of 100,000 shares of Class A common stock are reserved for sale and authorized for issuance under the ESPP. The Code permits us to provide up to a 15% discount on the lesser of the fair market value of such shares of stock at the beginning of the offering period and the code of the offering period.

Director Compensation

In 2019, the Board of Directors adopted and implemented the following compensation program for non-employee directors for services as a director, as applicable:

•        an annual cash retainer of $25,000;

•        an annual equity retainer of $50,000;

•        an additional annual cash retainer of $100,000 to our Independent Chair of the Board;

•        an additional annual cash retainer of $20,000 to our Audit Committee chair;

•        an additional annual cash retainer of $10,000 to our Corporate Governance and Compensation Committee chair; and

•        an additional annual cash retainer of $5,000 to each member of a committee.

Mr. Spodek, our chief executive officer, does not receive compensation for his service as a director. All members of our Board of Directors will be reimbursed for their reasonable costs and expenses incurred in attending our board meetings.

The following table sets forth information regarding 2022 compensation for each of our non-employee directors. The only fees earned or paid in cash to the directors in 2022 were related to their service as directors of the Company.

	Fees Earned in Cash		Stock Awards		All Other Compensation	Total Compensation
	Fees Paid in Cash(1)	Fees Paid in Stock in Lieu of Cash(2)
Mr. Donahoe	$—	$80,856	$176,044	(3)	—	$256,900
Mr. Lefkowitz	$—	$31,097	$98,350	(4)	—	$129,447
Ms. Gural-Senders	$—	$18,652	$78,931	(5)	—	$97,583
Mr. Feingold	$—	$24,880	$88,636	(6)	—	$113,516

____________

(1)      Each non-employee director elected to acquire restricted shares of Class A common stock or LTIP units in lieu of cash fees for each annual period following the completion of our IPO.

(2)      Mr. Donahoe, Mr. Lefkowitz, Ms. Gural-Senders and Mr. Feingold were issued 8,271, 3,181, 1,908 and 2,545 LTIP units, respectively, in the aggregate, in lieu of cash fees for the twelve-month period following May 17, 2022 (the third anniversary of our IPO). The amounts in the table above represent each non-employee directors’ prorated cash fees earned for the period from May 17, 2022 to December 31, 2022, which equal 5,167, 1,987, 1,192 and 1,590 LTIP units granted to Mr. Donahoe, Mr. Lefkowitz, Ms. Gural-Senders and Mr. Feingold, respectively. In addition, pursuant to our Alignment of Interest Program described below, a non-employee director electing to receive restricted shares of Class A common stock or LTIP units in lieu of cash fees is entitled to additional restricted shares of Class A common stock or LTIP units, as applicable, in an amount based upon the duration of a restriction period as further described in footnotes 3 to 6 below.

(3)      Includes: (i) 3,181 LTIP units, representing equity awards to Mr. Donahoe that are subject to a three-year vesting schedule whereby one-third of such LTIP units will vest on each anniversary of the date of grant, subject to continued service; (ii) 3,104 LTIP units representing the remaining cash fees that Mr. Donahoe elected to receive in the form of LTIP units (refer to footnote 2); and (iii) an additional 4,963 LTIP units in accordance with our Alignment of Interest Program, with such LTIP units subject to a three-year restricted period. The amount shown in the table represents the grant date fair value determined in accordance with FASB ASC Topic 718. The aggregate number of shares of Class A common stock and LTIP units outstanding at December 31, 2022, including those issued in lieu of cash fees, held by Mr. Donahoe was 43,666 and 28,885, respectively.

(4)      Includes: (i) 3,181 LTIP units, representing equity awards to Mr. Lefkowitz that are subject to a three-year vesting schedule whereby one-third of such LTIP units will vest on each anniversary of the date of grant, subject to continued service; (ii) 1,194 LTIP units representing the remaining cash fees that Mr. Lefkowitz elected to receive in the form of LTIP units (refer to footnote 2); and (iii) an additional 1,909 LTIP units in accordance with our Alignment of Interest Program, with such LTIP units subject to a three-year restricted period. The amount shown in the table represents the grant date fair value determined in accordance with FASB ASC Topic 718. The aggregate number of shares of Class A common stock and LTIP units outstanding at December 31, 2022, including those issued in lieu of cash fees, held by Mr. Lefkowitz was 24,451 and 14,553, respectively.

(5)      Includes: (i) 3,181 LTIP units, representing equity awards to Ms. Gural-Senders that are subject to a three-year vesting schedule whereby one-third of such LTIP units will vest on each anniversary of the date of grant, subject to continued service; (ii) 716 LTIP units representing the remaining cash fees that Ms. Gural-Senders elected to receive in the form of LTIP units (refer to footnote 2); and (iii) an additional 1,146 LTIP units in accordance with our Alignment of Interest Program, with such LTIP units subject to a three-year restricted period. The amount shown in the table represents the grant date fair value determined in accordance with FASB ASC Topic 718. The aggregate number of shares of Class A common stock and LTIP units outstanding at December 31, 2022, including those issued in lieu of cash fees, held by Ms. Gural-Senders was 14,419 and 10,970, respectively.

(6)      Includes: (i) 3,181 LTIP units, representing equity awards to Mr. Feingold that are subject to a three-year vesting schedule whereby one-third of such LTIP units will vest on each anniversary of the date of grant, subject to continued service; (ii) 955 LTIP units representing the remaining cash fees that Mr. Feingold elected to receive in the form of LTIP units (refer to footnote 2); and (iii) an additional 1,527 LTIP units in accordance with our Alignment of Interest Program, with such LTIP units subject to a three-year restricted period. The amount shown in the table represents the grant date fair value determined in accordance with FASB ASC Topic 718. The aggregate number of shares of Class A common stock and LTIP units outstanding at December 31, 2022, including those issued in lieu of cash fees, held by Mr. Feingold was 15,259 and 12,762, respectively.

Under our Alignment of Interest Program, each non-employee director had the opportunity to elect to take all or a portion of their cash retainers and other cash compensation in the form of LTIP units or restricted shares of our Class A common stock, or a mix of both. The number of LTIP units or restricted shares was determined on the same basis as for the named executive officers, with the number of LTIP units or restricted shares of Class A common stock granted determined on the basis of a multiple of the compensation deferred and the length of the restriction period selected by the director. Each director who made this election was awarded additional LTIP units or restricted shares Class A common stock, at no additional cost to the director, equal to (i) the number of LTIP units or restricted shares awarded in lieu of the cash retainer(s), multiplied by (ii) a restriction multiple determined by the restriction period the director elected, according to the following table:

Duration of Restriction Period	Restriction Multiple
1 year	0.2x
2 years	0.4x
3 years	0.6x

The restriction period subjects the LTIP units or restricted shares of Class A common stock obtained in lieu of cash compensation, as applicable, and the additional LTIP units or restricted shares awarded based on the restriction multiple to the risk of forfeiture in the event a director voluntarily resigns or is no longer a director for any reason on the vesting date. During the restricted period, the restricted shares may not be sold, assigned, pledged or otherwise transferred. Accordingly, for example, if a non-employee director elects to receive LTIP units or restricted shares of Class A common stock in lieu of cash compensation that is equivalent in value to 1,000 shares of Class A common stock and the director elects a three-year restriction period, the non-employee director would receive the 1,000 LTIP units or restricted shares of Class A common stock in lieu of the director’s cash compensation plus 600 additional LTIP units or restricted shares of Class A common stock for electing to a three-year restriction period, resulting in receipt of a total of 1,600 LTIP units or restricted shares of Class A common stock, as applicable, all of which would be vest on the third anniversary of the date of grant if the director remains a director as of the vesting date. All of the LTIP units or restricted shares of Class A common stock granted however, would be forfeited if such non-employee director voluntarily resigns on or prior to the vesting date. Subject to the risk of forfeiture and transfer restrictions, the non-employee directors will have the right to vote and receive dividends or other distributions on the unvested LTIP units and restricted shares of Class A common stock granted under the Alignment of Interest Program prior to vesting.

Equity Compensation Plan Information

The following table provides information as of December 31, 2022 with respect to shares of our Class A common stock that may be issued under our existing equity compensation plans, our equity incentive plan and our ESPP.

Plan Category	Number of Shares to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans(2)
Equity compensation plans approved by security holders	536,868	N/A	1,269,025

____________

(1)     Other than LTIP units, there were no outstanding options, warrants or rights under our equity incentive plan as of December 31, 2022. The weighted-average exercise price does not reflect the shares of Class A common stock for which LTIP units may be redeemed (assuming that they have first been converted into OP Units), since LTIP units have no exercise price.

(2)      Includes 70,290 shares available for issuance under the ESPP as of December 31, 2022. On January 9, 2023, 6,446 shares were issued for the purchase period of July 1, 2022 to December 31, 2022. The purchase price (and therefore the number of shares to be purchased) under the current purchase period ending June 30, 2023 will not be determined until the end of the purchase period.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Pursuant to Rule 14a-8, any stockholder desiring to make a proposal to be acted upon at the 2024 Annual Meeting of stockholders must present such proposal to the Company at its principal office in Cedarhurst, New York not later than December 27, 2023, in order for the proposal to be considered for inclusion in the Company’s proxy statement. The Company will not consider proposals received after December 27, 2023 for inclusion in the Company’s proxy materials for the Company’s 2024 Annual Meeting of stockholders.

A stockholder nomination of a person for election to our Board or a proposal for consideration at our 2024 Annual Meeting of Stockholders not intended to be included in our proxy statement pursuant to Rule 14a-8 must be submitted in accordance with the advance notice procedures and other requirements set forth in our Bylaws. Pursuant to our Bylaws, we must receive timely notice of the nomination or other proposal in writing by not later than 5:00 p.m. (Eastern Time) on December 27, 2023, nor earlier than November 27, 2023. However, in the event that the 2024 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from the first anniversary of the date of the 2023 Annual Meeting of Stockholders, notice by the stockholder to be timely must be received no earlier than the 150th day prior to the date of the meeting and not later than 5:00 p.m. (Eastern Time) on the later of the 120th day prior to the date of the meeting or the 10th day following the date of the first public announcement of the meeting.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Secretary of the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 10, 2024.

Proposals should be sent via registered, certified or express mail to: 75 Columbia Avenue, Cedarhurst, NY 11516, Attention: Secretary.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K was filed with the SEC on March 7, 2023. A copy of the Annual Report on Form 10-K filed with the SEC, exclusive of the exhibits thereto, may also be obtained from us, without charge, by a request in writing. We will also furnish any exhibit to the Annual Report on Form 10-K upon the payment of reasonable fees relating to our expenses in furnishing the exhibit. Such requests should be directed to the Company at our Cedarhurst address stated herein, and to the attention of the Secretary. Beneficial owners must include in their written requests a good faith representation that they were beneficial owners of our Common Stock on April 14, 2023. Such requests should be directed to us at 75 Columbia Avenue, Cedarhurst, NY 11516, Attention: Secretary.

The Notice of 2023 Annual Meeting of Stockholders, Proxy Statement and our Annual Report on Form 10-K, which is our Annual Report to stockholders, are available on the financial information web page of our website: http://www.postalrealtytrust.com, and at http://materials.proxyvote.com/73757R.

By order of the Board of Directors

Jeremy Garber
President, Treasurer and Secretary

April 25, 2023

POSTAL REALTY TRUST, INC. 75 COLUMBIA AVENUE CEDARHURST, NY 11516 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 8, 2023 for shares held directly and by 11:59 P.M. ET on June 6, 2023 for shares held in the company’s employee stock purchase plan or equity incentive plan (each, a “Plan”). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 8, 2023 for shares held directly and by 11:59 P.M. ET on June 6, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V00549-P89237 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY POSTAL REALTY TRUST, INC. The Board of Directors recommends you vote FOR the following nominees: 1. Election of Directors Nominees: 01) Patrick R. Donahoe 02) Barry Lefkowitz 03) Jane Gural-Senders 04) Anton Feingold 05) Andrew Spodek The Board of Directors recommends you vote FOR proposal 2: 2. Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting _rm for the year ending December 31, 2023. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date For All Withhold All For All Except Yes No To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Signature (Joint Owners) Date For Against Abstain

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com. V00550-P89237 POSTAL REALTY TRUST, INC. Annual Meeting of Stockholders June 9, 2023 10:00 A.M., Eastern Time This proxy is solicited on behalf of the Board of Directors The stockholder(s) hereby appoint(s) Jeremy Garber and Robert B. Klein, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Postal Realty Trust, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders of Postal Realty Trust, Inc. to be held at 10:00 A.M., Eastern Time, on June 9, 2023, at the of_ce of Postal Realty Trust, Inc., 75 Columbia Avenue, Cedarhurst, NY 11516, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side